UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.           )

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SOUTH STATE CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SOUTH STATE CORPORATION

520 Gervais Street

Columbia, South Carolina 29201

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held April 20, 2017

TO THE SHAREHOLDERS:

Notice is hereby given that the Annual Meeting of the Shareholders (the “Annual Meeting”) of South State Corporation, a South Carolina corporation (the “Company”), will be held at the Company’s headquarters in the Orangeburg Conference Room on the second floor, 520 Gervais Street, Columbia, South Carolina at 2:00 p.m., on April 20, 2017, for the following purposes:

(1)	To elect four directors to serve three-year terms and one director to serve a two-year term (Board of Directors unanimously recommends that you vote “FOR” this proposal);
(2)

To conduct an advisory vote on the compensation of the Company’s named executive officers (this is a non-binding, advisory vote; the Board of Directors unanimously recommends that you vote “FOR” this proposal);

(3)

To conduct an advisory vote on the frequency of future advisory votes on compensation of the Company’s named executive officers (this is a non-binding, advisory vote; the Board of Directors unanimously recommends that you vote “FOR” the option of “ANNUALLY” in this proposal);

(4)

To consider a proposal to approve the 2012 Omnibus Stock and Performance Plan, as amended and restated, to re-approve the performance goals under the Plan and include a limit on non-employee director equity compensation payable under the Plan (the Board of Directors unanimously recommends that you vote “FOR” this proposal);

(5)

To ratify, as an advisory, non-binding vote, the appointment of Dixon Hughes Goodman LLP, Certified Public Accountants, as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2017 (Board of Directors unanimously recommends that you vote “FOR” this proposal); and

(6)	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only record holders of Common Stock of the Company at the close of business on February 21, 2017, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

You are cordially invited and urged to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting in person, you are requested to promptly vote by telephone, internet, or by mail on the proposals presented, following the instructions on the Proxy Card for whichever voting method you prefer. If you vote by mail, please complete, date, sign, and promptly return the enclosed proxy in the enclosed self-addressed, postage-paid envelope. If you need assistance in completing your proxy, please call the Company at 800-277-2175. If you are a record shareholder, attend the meeting, and desire to revoke your proxy and vote in person, you may do so. In any event, a proxy may be revoked by a record shareholder at any time before it is exercised.

By Order of the Board of Directors

William C. Bochette, III

Secretary

Columbia, South Carolina

March 6, 2017

SOUTH STATE CORPORATION

520 Gervais Street

Columbia, South Carolina 29201

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

to be Held April 20, 2017

This Proxy Statement is furnished to shareholders of South State Corporation, a South Carolina corporation (herein, unless the context otherwise requires, together with its subsidiaries, the “Company”), in connection with the solicitation of proxies by the Company’s Board of Directors for use at the 2017 Annual Meeting of Shareholders to be held at the Company’s headquarters in the Orangeburg Conference Room on the second floor, 520 Gervais Street, Columbia, South Carolina at 2:00 p.m., on April 20, 2017 or any adjournment thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Directions to the Company’s headquarters may be obtained by contacting Linda Auten at 803-231-5037.

Solicitation of proxies may be made in person or by mail, telephone or other means by directors, officers and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the common stock, par value $2.50 per share (the “Common Stock”), of the Company held of record by such persons, and the Company will reimburse the reasonable forwarding expenses. The cost of solicitation of proxies will be paid by the Company. This Proxy Statement was first mailed to shareholders on or about March 9, 2017.

The Company’s principal executive offices are located at 520 Gervais Street, Columbia, South Carolina 29201. The Company’s mailing address is P.O. Box 1030, Columbia, South Carolina 29202, and its telephone number is 800-277-2175.

ANNUAL REPORT

The Annual Report to Shareholders (which includes the Company’s Annual Report on Form 10-K containing, among other things, the Company’s fiscal year ended December 31, 2016 financial statements) accompanies this proxy statement. Such Annual Report to Shareholders does not form any part of the material for the solicitation of proxies.

REVOCATION OF PROXY

Any record shareholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise (a) by giving written notice to the Company of such revocation, (b) by voting in person at the meeting, or (c) by executing and delivering to the Company a later dated proxy. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy. Any written notice or proxy revoking a proxy should be sent to South State Corporation, P.O. Box 1030, Columbia, South Carolina 29202, Attention: William C. Bochette, III. Written notice of revocation or delivery of a later dated proxy will be effective upon receipt thereof by the Company.

QUORUM AND VOTING

The Company’s only voting security is its Common Stock, each share of which entitles the holder thereof to one vote on each matter to come before the Annual Meeting. At the close of business on February 21, 2017 (the “Record Date”), the Company had issued and outstanding 29,230,734 shares of Common Stock, which were held of record by approximately 18,000 persons. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote on matters that come before the Annual Meeting. Notwithstanding the Record Date specified above, the Company’s stock transfer books will not be closed and shares of the Common Stock may be transferred subsequent to the Record Date. However, all votes must be cast in the names of holders of record on the Record Date.

The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. If a share is represented for any purpose at the Annual Meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for the purposes of establishing a quorum. Therefore, valid proxies which are marked “Abstain” or “Withhold” or as to which no vote is marked, including proxies submitted by brokers who are the record owners of shares but who lack the power to vote such shares (so-called “broker non-votes”), will be included in determining the number of votes present or represented at the Annual Meeting. If a quorum is not present or represented at the Annual Meeting, the shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the Annual Meeting from time to time until a quorum is present or represented. If any such adjournment is for a period of less than 30 days, no notice, other than an announcement at the Annual Meeting, is required to be given of the adjournment. If the adjournment is for 30 days or more, notice of the adjourned Annual Meeting will be given in accordance with the

Company’s Bylaws. Directors, officers and regular employees of the Company may solicit proxies for the reconvened Annual Meeting in person or by mail, telephone or other means. At any such reconvened Annual Meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the Annual Meeting as originally noticed. Once a quorum has been established, it will not be destroyed by the departure of shares prior to the adjournment of the Annual Meeting.

Provided a quorum is established at the Annual Meeting, directors will be elected by a majority of the votes cast at the Annual Meeting.  Shareholders of the Company do not have cumulative voting rights.

All other matters to be considered and acted upon at the Annual Meeting require that the number of shares of Common Stock voted in favor of the matter exceed the number of shares of Common Stock voted against the matter, provided a quorum has been established. Abstentions, broker non-votes and the failure to return a signed proxy will have no effect on the outcome of such matters.

Brokers are members of the New York Stock Exchange (the “NYSE”) which allows its member-brokers to vote shares held by them for their customers on matters the NYSE determines are routine, even though the brokers have not received voting instructions from their customers. If the NYSE does not consider a matter routine, then your broker is prohibited from voting your shares on the matter unless you have given voting instructions on that matter to your broker.  Because the NYSE does not consider Proposals No. 1, 2, 3 and 4 to be routine matters, it is important that you provide instructions to your bank or broker if your shares are held in street name so that your vote with respect to each of these matters is counted.  If you do not give your bank or broker voting instructions with respect to Proposals No. 1, 2, 3 and 4, your bank or broker may not vote on these matters.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON April 20, 2017

This Proxy Statement and the Company’s 2016 Annual Report to Shareholders (which includes its 2016 Annual Report on Form 10-K) are available at http://www.envisionreports.com/SSB.

ACTIONS TO BE TAKEN BY THE PROXIES

Each proxy, unless the shareholder otherwise specifies therein, will be voted according to the recommendations of the Board of Directors as follows:

Proposal One:	FOR the election of the persons named in this Proxy Statement as the Board of Directors’ nominees for election to the Board of Directors; and
Proposal Two:

FOR the approval of the compensation of the Company’s named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement; and

Proposal Three:	FOR the frequency of future advisory votes to approve the compensation of the Company’s named executive officers to be “ANNUALLY”; and
Proposal Four:

FOR the approval of the proposal to adopt the 2012 Omnibus Stock and Performance Plan, as amended and restated, to re-approve the performance goals under the Plan and include a limit on non-employee director equity compensation payable under the Plan; and

Proposal Five:	FOR the ratification of the appointment of Dixon Hughes Goodman LLP as independent registered public accounting firm for the fiscal year ending December 31, 2017.

In each case where the shareholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with his or her specifications.  As to any other matter of business that may be brought before the Annual Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the best judgment of the persons voting the same. However, the Board of Directors does not know of any such other business.

SHAREHOLDER PROPOSALS AND COMMUNICATIONS

Any shareholder of the Company desiring to include a proposal pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the Exchange Act) in the Company’s 2018 proxy statement for action at the 2018 Annual Meeting of Shareholders must deliver the proposal to the executive offices of the Company no later than November 9, 2017, unless the date of the 2017 Annual Meeting of Shareholders is more than 30 days before or after April 21, 2018, in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials.  Only proper proposals that are timely received and in compliance with Rule 14a-8 will be included in the Company’s 2018 proxy statement.

Under our Bylaws, shareholder proposals not intended for inclusion in the Company’s 2018 proxy statement pursuant to Rule 14a-8 but intended to be raised at the 2018 Annual Meeting of Shareholders, including nominations for election of director(s) other than the Board’s nominees, must be received no earlier than 120 days and no later than 90 days prior to the first anniversary of the 2017 Annual Meeting of Shareholders and must comply with the procedural, informational and other requirements outlined in our Bylaws. To be timely for the 2018 Annual Meeting of Shareholders, a shareholder proposal must be delivered to the Secretary of the Company, P.O. Box 1030, Columbia, South Carolina 29202, no earlier than December 21, 2017 and no later than January 20, 2018.

The Company does not have a formal process by which shareholders may communicate with the Board of Directors. Historically, however, the chairman of the Board or the Governance Committee has undertaken responsibility for responding to questions and concerns expressed by shareholders.  In the view of the Board of Directors, this approach has been sufficient to ensure that questions and concerns raised by shareholders are adequately addressed.  Any shareholder desiring to communicate with the Board may do so by writing to the Secretary of the Company at P.O. Box 1030, Columbia, South Carolina 29202.

BENEFICIAL OWNERSHIP OF CERTAIN PARTIES

The following table sets forth the number and percentage of outstanding shares that exceed 5% beneficial ownership (determined in accordance with Rule 13d‑3 under the Securities Exchange Act of 1934) by any single person or group, as known by the Company:

Title of Class	Name and Address of Beneficial Owner	Amount of Beneficial Ownership		Percent of Shares Outstanding
Common Stock	BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	1,777,137	(1)	6.1%
Common Stock	The Vanguard Group 100 Vanguard Boulevard, Malvern, PA 19355	1,797,347	(2)	6.1%

(1)

Beneficial ownership of BlackRock, Inc. is based on its Schedule 13G/A filed with the U.S. Securities and Exchange Commission (“SEC”) on January 26, 2017. BlackRock, Inc. reported that it has sole power to vote or to direct the vote of 1,692,356 shares of Common Stock and sole power to dispose or direct the disposition of 1,777,137 shares of Common Stock.

(2)

Beneficial ownership of The Vanguard Group is based on its Schedule 13G filed with the SEC on February 13, 2017. The Vanguard Group reported that it has sole power to vote or to direct the vote of 28,449 shares of Common Stock, shared power to dispose or direct the disposition of 29,832 shares of Common Stock, and sole power to dispose or direct the disposition of 1,767,515 shares of Common Stock.

BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth, as of February 21, 2017, the number and percentage of outstanding shares of Common Stock beneficially owned by (i) each director and nominee for director of the Company, (ii) each executive officer named in the Summary Compensation Table, and (iii) all executive officers and directors of the Company as a group. Unless otherwise indicated, the mailing address for each beneficial owner is care of South State Corporation, P.O. Box 1030, Columbia, South Carolina 29202.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Common Shares Beneficially Owned (1)	Common Shares Subject to a Right to Acquire (2)	Percent of Shares Outstanding
Jimmy E. Addison (6)	13,269	—	*	%
Paula Harper Bethea	12,507	—	*	%
Renee R. Brooks (4) (6)	10,858	4,093	*	%
Joseph E. Burns (4) (5) (6)	37,366	23,989	*	%
Martin B. Davis (6)	400	—	*	%
Robert H. Demere, Jr. (3)(5) (6)	93,695	—	*	%
M. Oswald Fogle (6)	23,935	500	*	%
Cynthia A. Hartley (6)	6,823	—	*	%
Robert R. Hill, Jr. (3)(4) (6)	98,533	55,624	*	%
Robert R. Horger (3) (4) (6)	102,145	22,091	*	%
Thomas J. Johnson	21,190	—	*	%
Grey B. Murray (6)	3,020	—	*	%
John C. Pollok (3) (4) (6)	67,082	41,099	*	%
James W. Roquemore (3) (5) (6)	44,178	500	*	%
Thomas E. Suggs (6)	15,205	—	*	%
Kevin P. Walker (6)	11,026	—	*	%
John F. Windley (4) (6)	27,707	26,914	*	%
All directors and executive officers as a group (19 persons) (4) (6)	635,727	177,639	2.78%
* Represents less than 1%.

(1)	As reported to the Company by the directors, nominees and executive officers.
(2)	Based on the number of shares of Common Stock acquirable by directors and executive officers through vested stock options within 60 days of the Record Date of February 21, 2017.
(3)

Excludes shares of Common Stock owned by or for the benefit of family members of the following directors and executive officers, each of whom disclaims beneficial ownership of such shares:  Mr. Pollok, 666 shares; Mr. Horger, 377 shares; Mr. Demere, 1,325 shares and Mr. Roquemore, 5,587 shares; and all directors and executive officers as a group, 7,955 shares.

(4)

Includes shares of Common Stock held as of December 31, 2016 by the Company under the Company’s 401(K) Employee Savings Plan, as follows: Mrs. Brooks, 3,807 shares; Mr. Horger, 1,816 shares; Mr. Pollok, 7,723 shares; Mr. Windley, 2,758 shares; and all directors and executive officers as a group, 22,303 shares.

(5)

For Mr. Demere, includes 52,257 shares of Common Stock owned by Colonial Group, Inc., of which Mr. Demere is President and Chief Executive Officer.  For Mr. Roquemore, includes 9,426 shares owned by Patten Seed Company, of which Mr. Roquemore is a 29% owner and management affiliate. For Mr. Burns, includes 2,137 shares owned by J.E. Burns Holdings, Inc., of which Mr. Burns is an 86% owner and has the ability to direct the voting and disposition of the shares.

(6)

Includes unvested shares of restricted stock, as to which the executive officers and directors have full voting privileges. The shares are as follows: Mrs. Brooks, 1,396 shares; Mr. Burns, 2,635 shares; Mr. Hill, 16,973 shares; Mr. Horger, 1,230 shares; Mr. Pollok, 14,834 shares; and all directors and executive officers as a group, 38,971 shares.

PROPOSAL NO. 1:  ELECTION OF DIRECTORS

The Articles of Incorporation of the Company provide for a maximum of twenty directors; to be divided into three classes with each director serving a three-year term, with the classes as equal in number as possible. The Board of Directors has currently established the number of directors at fourteen.

Robert R. Hill, Jr., Paula Harper Bethea, Martin B. Davis, Thomas J. Johnson, and Grey B. Murray, all of whom currently are directors of the Company and whose terms expire at the Annual Meeting, have been nominated by the Board of Directors for re-election by the shareholders. If re-elected, Mrs. Bethea and Messrs. Hill and Johnson will serve as directors of the Company for a three-year term, expiring at the 2020 Annual Meeting of Shareholders of the Company.

Martin B. Davis was appointed to the Board of Directors effective May 13, 2016. Under South Carolina law, Mr. Davis’ term expires at the Annual Meeting, and we ask that you re-elect Mr. Davis to our Board of Directors. If re-elected, Mr. Davis will serve as director of the Company for a three-year term, expiring at the 2020 Annual Shareholders Meeting of the Company.

Grey B. Murray was appointed to the Board of Directors effective January 3, 2017. Under South Carolina law, Mr. Murray’s term expires at the Annual Meeting, and we ask that you re-elect Mr. Murray to our Board of Directors. If re-elected, Mr. Murray will serve as director of the Company for a two-year term, expiring at the 2019 Annual Shareholders Meeting of the Company.

Under our current Bylaws, in the event that a director attains age 72 during his or her term of office, he or she shall serve only until the next shareholders’ meeting after his or her 72nd birthday. As a result, M. Oswald Fogle will retire effective as of the Annual Meeting. The Board of Directors has determined not to fill the vacancy caused by Mr. Fogle’s retirement at this time. Therefore, following the Annual Meeting, the Board will be reduced to thirteen directors. Mr. Fogle served as a director of the Company since 2001. The Company appreciates Mr. Fogle’s contribution to the Company during his service as a director.

The Board of Directors unanimously recommends that shareholders vote “FOR” the director nominees.

The table below sets forth for each director his or her name, age, when first elected and current term expiration, business experience for at least the past five years, and the qualifications that led to the conclusion that the individual should serve as a director.

		First	Current	Nominee
		Elected	Term	for New	Business Experience for the Past Five Years and
Name	Age	Director	Expires	Term	Director Qualifications
Robert R. Horger Chairman South State Bank Employee	66	1991	2019

Chairman of the Company and its wholly-owned banking subsidiary, South State Bank (sometimes also referred to herein as the “Bank”), since 1998. He also has served as Vice Chairman of the Company and the Bank, from 1994 to 1998. Mr. Horger has been an attorney with Horger, Barnwell and Reid in Orangeburg, South Carolina, since 1975. During his tenure as Chairman, Mr. Horger has developed knowledge of the Company’s business, history, organization, and executive management which, together with his personal understanding of many of the markets that we serve, has enhanced his ability to lead the Board of Directors through the current challenging economic climate. Mr. Horger’s legal training and experience enhance his ability to understand the Company’s regulatory framework.

Robert R. Hill, Jr. Chief Executive Officer South State Bank Employee	50	1996	2017	●

Chief Executive Officer of the Company since July 26, 2013. Prior to that time, Mr. Hill served as President and Chief Executive Officer of the Company from November 6, 2004 to July 26, 2013. Prior to that time, Mr. Hill served as President and Chief Operating Officer of South State Bank, from 1999 to November 6, 2004. Mr. Hill joined the Company in 1995. He was appointed to serve on the Federal Reserve Board of Directors in December 2010. Mr. Hill brings to the board an intimate understanding of the Company’s business and organization, as well as substantial leadership ability, banking industry expertise, and management experience.

John C. Pollok Chief Financial Officer & Chief Operating Officer South State Bank Employee	51	2012	2018

Chief Financial Officer and Chief Operating Officer of the Company since March 21, 2012.  Mr. Pollok previously served as the Chief Operating Officer of the Company and the Bank from January 4, 2010 until March 21, 2012. Prior to that time, Mr. Pollok served as the Chief Financial Officer and Chief Operating Officer of the Company and the Bank from February 15, 2007 until January 3, 2010. Mr. Pollok brings to the board an overall institutional knowledge of the Company’s business, banking industry expertise, and leadership experience.

Jimmy E. Addison	56	2007	2019

Chief Financial Officer of SCANA Corporation, the holding company of South Carolina Electric and Gas Company and other utility-related concerns, since 2006.  President of SCANA Energy since 2014. He also serves as a member of the board (past president) for the Business Partnership Foundation of the Darla Moore School of Business at the University of South Carolina.  Mr. Addison is also a licensed CPA and previously worked for an international accounting firm.  His leadership experience, knowledge of financial reporting requirements of public companies, and business and personal ties to many of the Bank's market areas enhance his ability to contribute as a director.

Paula Harper Bethea Vice Chairman	61	2013	2017	●

Vice-Chairman of the Board of Directors of the Company and the Bank since 2013. Mrs. Bethea is currently President of Strategic Synergies LLC and President of Dillon Property Holdings LLC. Mrs. Bethea was formerly the Executive Director of the South Carolina Education Lottery and was one of nine South Carolinians chosen in 2001 to establish the Lottery. Prior to this position, Mrs. Bethea was with the McNair Law Firm from 2006 to 2009 where she served as Director of External Relations. Mrs. Bethea served on the board of directors of former First Financial Holdings, Inc. of Charleston, South Carolina ("FFHI") from 1996 until FFHI merged with the Company in 2013. Her business and personal experience in certain of the communities that the Bank serves provides her with an appreciation of markets that we serve, and her leadership experiences provide her with insights regarding organizational behavior and management.

Martin B. Davis	53	2016	2017	●

Martin Davis is executive vice president of Southern Company Services and chief information officer of Southern Company. Mr. Davis has spent nearly 30 years leading complex technology organizations in highly regulated environments. Mr. Davis serves on the board of trustees at Winston-Salem State University and on the American Heart Association’s Mid-Atlantic region board of directors. He has been recognized as one of the “50 Most Important African-Americans in Technology” by U.S. Black Engineers & Information Technology magazine and one of the “75 Most Powerful African-Americans in Corporate America” by Black Enterprise. Mr. Davis' technology-related experience provides him with useful insight regarding this area of increasing strategic importance to bank marketing and operations.

Robert H. Demere, Jr.	68	2012	2016

President, Chief Executive Officer and director of Colonial Group, Inc., a petroleum marketing company located in Savannah, Georgia. Mr. Demere has been employed by Colonial Group, Inc. since 1974.  As President of Colonial Group, Inc., Mr. Demere has attained valuable experience in raising equity in the capital markets. Prior to working for Colonial, Mr. Demere worked as a stockbroker for Robinson-Humphrey Company. Mr. Demere served on the board of directors of Savannah Bancorp Inc. from 1989 until its acquisition by the Company in 2012. His business and personal experience in certain of the communities that the Bank serves also provides him with an appreciation of and useful insight regarding certain markets that we serve.

M. Oswald Fogle	72	2001	2018

An Industrial Consultant since 2011. Mr. Fogle served as plant manager of Roseburg Forest Products Co. manufacturing facility in Orangeburg, South Carolina, a company engaged in the lamination of boards and general warehousing, since 2007. Prior to that time, Mr. Fogle served as President and Chief Executive Officer of Decolam, Inc. from 1987 to 2007. As a result of his leadership experience, Mr. Fogle brings to the board useful knowledge of management, marketing, operations, and human resource issues. His business and personal experience in the communities that the Bank serves provides him with a useful appreciation of markets that we serve.

Cynthia A. Hartley	68	2011	2018

Cynthia A. Hartley retired in 2011 as Senior Vice President of Human Resources with Sonoco Products Company in Hartsville, SC.  Mrs. Hartley served as the Chairman of the Board of Trustees for Coker College in Hartsville, SC. Mrs. Hartley was first elected to the Board of Directors of the Company in May of 2011.  Her leadership experience, knowledge of human resource matters, and business and personal ties with many of the Bank’s market areas enhance her ability to contribute as a director.

Thomas J. Johnson	66	2013	2017	●

Thomas J. Johnson is President, Chief Executive Officer, and Owner of F&J Associates, a company that owns and operates automobile dealerships in the southeastern United States and the U.S. Virgin Islands. He serves on the Board of Directors of the South Carolina Automobile Dealers Association, the Board of Visitors of the Coastal Carolina University School of Business and the South Carolina Business Resources Board. Mr. Johnson served on the board of directors of FFHI from 1998 until FFHI merged with the Company in 2013. Mr. Johnson’s extensive business experience and knowledge of markets that we serve enhance his ability to contribute as a director.

Grey B. Murray	50	2017	2017	●

Grey Murray, former Georgia Bank & Trust board member, currently serves as President of United Brokerage Company, Inc., headquartered in Augusta, Georgia.  Mr. Murray serves as a Commissioner on the Augusta Aviation Commission and is a graduate of Leadership Georgia. An active member of the community, Mr. Murray has served on the board of directors of the American Heart Association, University Health Care Foundation, Augusta Country Club, Secession Golf Club, St. Paul’s Building Authority, Exchange Club of Augusta, Georgia Movers Association, and Augusta Preparatory Day School (past Chairman of the Board).  Mr. Murray's extensive business experience and knowledge of markets that we serve enhance his ability to contribute as a director.

James W. Roquemore	62	1994	2019

Chief Executive Officer of Patten Seed Company, Inc. of Lakeland, Georgia, and General Manager of Super-Sod/Carolina, a company that produces and markets turf, grass, sod and seed, since 1997. As the chief executive officer of a company, Mr. Roquemore has experience with management, marketing, operations, and human resource matters. His business and personal experience in certain of the communities that the Bank serves also provides him with an appreciation of markets that we serve. Moreover, during his tenure as a director he has developed knowledge of the Company’s business, history, organization, and executive management which, together with the relationships that he has developed, enhance his leadership and consensus-building ability.

Thomas E. Suggs	67	2001	2018

President and Chief Executive Officer of HUB Carolinas, a region of HUB International, 8th largest insurance broker in the world. Mr. Suggs has over 21 years of experience in the insurance industry and 25 years of banking experience. As the chief executive officer of the region, Mr. Suggs has experience with management, marketing, operations, and human resource matters, and his experience with the banking industry also provides him with certain insights. His business and personal experience in certain of the communities that the Bank serves also provides him with an appreciation of markets that we serve.

Kevin P. Walker	66	2010	2018

Kevin P. Walker, CPA/ABV, CFE, is a founding partner of GreerWalker LLP in Charlotte, North Carolina. GreerWalker LLP is the largest certified public accounting firm founded and headquartered in Charlotte and currently employs approximately 115 people.  Mr. Walker is also a member of the American Institute of Certified Public Accountants, the North Carolina Association of Certified Public Accountants, the Financial Consulting Group, the Association of Certified Fraud Examiners, and the American Arbitration Association Panel of Arbitrators.  Mr. Walker was first elected to the Board of Directors of the Company in October 2010.  Mr. Walker’s leadership experience, accounting knowledge and business and personal experience in certain of the Company’s markets enhance his ability to contribute as a director.

FAMILY RELATIONSHIPS

There are no family relationships among any of the directors and executive officers of the Company.

THE BOARD OF DIRECTORS AND COMMITTEES

During 2016, the Board of Directors of the Company held eight meetings. All directors attended at least 85% of the aggregate of (a) the total number of meetings of the Board of Directors held during the period for which he or she served as a director, and (b) the total number of meetings held by all committees of the Board of Directors of the Company on which he or she served.

There is no formal policy regarding attendance at annual shareholder meetings; however, such attendance has always been strongly encouraged.  All of the directors attended the 2016 Annual Shareholders Meeting.

The Board of Directors has adopted a Code of Ethics that is applicable to, among other persons, the Company’s chief executive officer, chief financial officer, principal accounting officer and all managers reporting to these individuals who are responsible for accounting and financial reporting. The Code of Ethics is located on the Company’s website at https://www.southstatebank.com/ under Investor Relations. We will disclose any future amendments to, or waivers from, provisions of these ethics policies and standards on our website promptly as practicable, as and to the extent required under NASDAQ Stock Market listing standards and applicable SEC rules.

The Board of Directors of the Company maintains executive, audit, compensation, governance, risk, and wealth management and trust committees. The composition and frequency of meetings for these committees during 2016 were as follows:

Committees of the Board of Directors
	Independent Under NASDAQ	Executive	Audit	Compensation	Governance	Risk	Wealth Management and Trust
Name	Requirements (2)	(10 meetings)	(10 meetings)	(7 meetings)	(8 meetings)	(4 meetings)	(4 meetings)
Robert R. Horger	No	● Chair
Robert R. Hill, Jr.	No	●
John C. Pollok	No
Jimmy E. Addison	Yes	●			● Chair
Luther J. Battiste, III (1)	Yes		●				●
Paula Harper Bethea	Yes	●		●
Martin B. Davis	Yes		●			●
Robert H. Demere Jr.	Yes		●			●
M. Oswald Fogle	Yes			●		● Chair
Herbert G. Gray (1)	Yes		●			●
Cynthia A. Hartley	Yes			● Chair	●
Thomas J. Johnson	Yes				●		●
Ralph W. Norman, Jr. (1)	Yes		●		●
Alton C. Phillips (1)	Yes		●	●
James W. Roquemore	Yes	●		●
Richard W. Salmons, Jr. (1)	Yes		●			●
B. Ed Shelley, Jr. (1)	Yes			●			●
Thomas E. Suggs	Yes	●					●
Kevin P. Walker	Yes		● Chair			●
John W. Williamson, III (1)	Yes	●					● Chair

(1)	As previously announced, these directors retired from the Board effective January 3, 2017 in connection with the closing of the merger with Southeastern Bank Financial Corporation.
(2)

All directors other than Robert R. Horger, Robert R. Hill, Jr., and John C. Pollok meet the independence requirements of The NASDAQ Stock Market. Therefore, under these requirements, a majority of the members of the Company’s Board of Directors is independent.

The Board of Directors of the Company maintains executive, audit, compensation, governance, and risk committees. The composition for these committees for the year 2017 is as follows:

Committees of the Board of Directors
	Independent Under NASDAQ	Executive	Audit	Compensation	Governance	Risk
Name	Requirements (3)
Robert R. Horger	No	● Chair
Robert R. Hill, Jr.	No	●
John C. Pollok	No
Jimmy E. Addison	Yes	●			● Chair
Paula Harper Bethea	Yes	●		●
Martin B. Davis	Yes		●			● Chair (2)
Robert H. Demere Jr.	Yes		●			●
M. Oswald Fogle	Yes			●		● Chair (2)
Cynthia A. Hartley	Yes			● Chair	●
Thomas J. Johnson	Yes			●	●
Grey B. Murray (1)	Yes		●			●
James W. Roquemore	Yes	●		●
Thomas E. Suggs	Yes	●				●
Kevin P. Walker	Yes		● Chair			●

(1)	Grey B. Murray was appointed to the Board of Directors, on January 3, 2017, effective with the consummation of the merger with Southeastern Bank Financial Corporation.

(2)

As noted above, Mr. Fogle will retire from the Board of Directors effective as of the Annual Meeting. Effective upon Mr. Fogle’s retirement from the Board of Directors.  Mr. Davis will assume the roles of the Chair of the Risk Committee and the Trust Committee.

(3)

All directors other than Robert R. Horger, Robert R. Hill, Jr., and John C. Pollok meet the independence requirements of The NASDAQ Stock Market. Therefore, under these requirements, a majority of the members of the Company’s Board of Directors is independent.  The functions of these committees are as follows:

Executive Committee—The Board of Directors of the Company may, by resolution adopted by a majority of its members, delegate to the executive committee the power, with certain exceptions, to exercise the authority of the Board of Directors in the management of the affairs and property of the Company. The Executive Committee has the authority to recommend and approve new policies and to review and approve present policies or policy updates and changes.   The Executive Committee charter can be found on the Company’s website at https://www.southstatebank.com/ under Investor Relations.

Audit Committee—The Board of Directors has determined that all members of the Audit Committee are independent directors under the independence requirements of The NASDAQ Stock Market. The Board of Directors has also determined that Kevin P. Walker is an “Audit Committee financial expert” for purposes of the rules and regulations of the SEC adopted pursuant to the Sarbanes‑Oxley Act of 2002. The primary function of the Audit Committee is to assist the Board of Directors of the Company in overseeing (i) the Company’s accounting and financial reporting processes generally, (ii) the audits of the Company’s financial statements and (iii) the Company’s systems of internal controls regarding finance and accounting. In such role, the Audit Committee reviews the qualifications, performance, effectiveness and independence of the Company’s independent accountants and has the authority to appoint, evaluate and, where appropriate, replace the Company’s independent accountants. The Audit Committee also oversees the Company’s internal audit department and consults with management regarding the internal audit process and the effectiveness and reliability of the Company’s internal accounting controls. The Board of Directors has adopted a charter for the Audit Committee, a copy of which is located on the Company’s website at https://www.southstatebank.com/ under Investor Relations.

Compensation Committee—The Board of Directors has determined that all members of the Compensation Committee are independent directors under the independence requirements of The NASDAQ Stock Market applicable to directors who do not serve on the Audit Committee. The Compensation Committee, among other functions, has overall responsibility for evaluating, and approving or recommending to the Board for approval, the director and officer compensation plans, policies and programs of the Company. The full Board of Directors is then responsible for approving or disapproving compensation paid to the CEO and each of the other executive officers of the Company. The committee, which currently consists of five independent directors, is required to be made up of no fewer than three independent directors who are recommended by the Chairman of the Board of Directors and approved by the Board. The Compensation Committee’s processes and procedures for considering and determining executive compensation are described below under “Compensation Discussion and Analysis.” The Compensation Committee charter can be found on the Company’s website at https://www.southstatebank.com/ under Investor Relations.

Governance Committee—The Board of Directors has determined that all members of the Governance Committee are independent directors under the independence requirements of The NASDAQ Stock Market applicable to directors who do not serve on the Audit Committee. The Governance Committee identifies and recommends individuals qualified to become Board members, reviews the corporate governance practices employed by the Company and recommends changes thereto, and assists the Board in its periodic review of the Board’s performance.   The Governance Committee charter can be found on the Company’s website at https://www.southstatebank.com/ under Investor Relations.

The Governance Committee acts as the nominating committee for the purpose of recommending to the Board of Directors nominees for election to the Board. The Governance Committee has not established any specific, minimum qualifications that must be met for a person to be nominated to serve as a director, and the Governance Committee has not identified any specific qualities or skills that it believes are necessary to be nominated as a director. The Governance Committee charter provides that potential candidates for the Board are to be reviewed by the Governance Committee and that candidates are selected based on a number of criteria, including a proposed nominee’s independence, age, skills, occupation, diversity, experience and any other factors beneficial to the Company in the context of the needs of the Board. The Governance Committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, Governance Committee members consider and discuss diversity, among other factors, with a view toward the needs of the Board of Directors as a whole. The Governance Committee members generally conceptualize diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities or attributes that contribute to Board heterogeneity when identifying and recommending director nominees. The Governance Committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the Committee’s goal of creating a Board of Directors that best serves the needs of the Company and the interest of its shareholders.

The Governance Committee has performed a review of the experience, qualifications, attributes and skills of the Board’s current membership, including the director nominees for election to the Board of Directors and the other members of the Board, and believes that the current members of the Board, including the director nominees, as a whole possess a variety of complementary skills and characteristics, including the following:

•	successful business or professional experience;
•	various areas of expertise or experience, which are desirable to the Company’s current business, such as general management, planning, legal, marketing, technology, banking and financial services;
•	personal characteristics such as character, integrity and accountability, as well as sound business judgment and personal reputation;
•	willingness and ability to commit the necessary time to fully discharge the responsibilities of Board membership to the affairs of the Company;
•	leadership and consensus building skills; and
•	commitment to the success of the Company.

Each individual director has qualifications and skills that the Governance Committee believes, together as a whole, create a strong, well-balanced Board. The experiences and qualifications of our directors are found in the table on pages 6-9.

The Governance Committee will consider director nominees identified by its members, other directors, officers and employees of the Company and other persons, including shareholders of the Company. The Governance Committee will consider nominees for director recommended by a shareholder if the shareholder provides the committee with the information described in Paragraph 7 under the caption “Committee Authority and Responsibilities” of the Governance Committee’s charter.

The required information regarding a director nominee is also discussed in general terms within the first paragraph of the “Shareholder Proposals and Communications” section on page 2 of this proxy statement.

Risk Committee—The Risk Committee of the Board of Directors of the Company provides assistance to the Board of Directors in fulfilling its responsibility to the Company and its shareholders by striving to identify, assess, and monitor key business risks that may impact the Company’s operations and results.  The charter for this committee can be found at https://www.southstatebank.com/ under Investors Relations.

While the Risk Committee oversees and reviews the Company’s risk functions to monitor key business risks, management is ultimately responsible for designing, implementing, and maintaining an effective risk management program to identify, plan for, and respond to the Company’s material risks. The Risk Committee charter acknowledges that the Audit Committee of the Board is primarily responsible for certain risks, including accounting and financial reporting.  Although the Risk Committee does not have primary responsibility for the risks which are subject to the jurisdiction of the Audit Committee, it is anticipated that on occasion certain results from audit functions will be reviewed by the Risk Committee.

Code of Ethics—The Board of Directors of the Company and the Board of Directors of the bank have adopted a Code of Ethics to provide ethical guidelines for the activities of agents, attorneys, directors, officers, and employees of the Company and its subsidiaries.  The Code of Ethics will promote, train, and encourage adherence in business and personal affairs to a high ethical standard and will also help to maintain the Company as an institution that serves the public with honesty, integrity and fair-dealing. The Code of Ethics is designed to comply with the Sarbanes-Oxley Act of 2002, and certain other laws that provide guidelines in connection with possible breaches of fiduciary duty, dishonest efforts to undermine financial institution transactions and the intent to corrupt or reward a Company employee or other Company representative. A copy of the Code of Ethics can be found on the Company’s website at https://www.southstatebank.com/ under Investor Relations.

Board of Directors’ Corporate Governance Guidelines—The Board of Directors of the Company and the Board of Directors of the bank have each adopted certain guidelines governing the qualifications, conduct and operation of the Board. Among other things, these guidelines outline the duties and responsibilities of each director, and establish certain minimum requirements for director training. Each director is required to read, review and sign the corporate governance guidelines on an annual basis. A copy of these guidelines can be found on the Company’s website at https://www.southstatebank.com/ under Investor Relations.

Board Leadership Structure and Role in Risk Oversight

We are focused on the Company’s corporate governance practices and value independent Board oversight as an essential component of strong corporate performance to enhance shareholder value. Our commitment to independent oversight is demonstrated by the fact that, except for three directors (our Chief Executive Officer, our Chief Financial Officer and Chief Operating Officer, and our Chairman of the Board) all of our directors are independent. In addition, all of the members of our Board’s Audit, Compensation, Risk and Governance Committees are deemed independent based on a Board evaluation.

See the discussion entitled Certain Relationships and Related Transactions on page 57 for additional information concerning Board independence.

Our Board believes that it is preferable for Mr. Horger to serve as Chairman of the Board because of his strong institutional knowledge of the Company’s business, history, industry, markets, organization and executive management gained in his 20 years of experience in a leadership position on the Board.  We believe it is the Chief Executive Officer’s responsibility to manage the Company and the Chairman’s responsibility to guide the Board as the Board provides leadership to our executive management.  As directors continue to have more oversight responsibility than ever before, we believe it is beneficial to have separate individuals in the role of Chairman and Chief Executive Officer. Traditionally, the Company has maintained the separateness of the roles of the Chairman and the Chief Executive Officer.  In making its decision to continue to have a separate individual as Chairman, the Board considered the time and attention that Mr. Hill is required to devote to managing the day-to-day operations of the Company.  We believe that this Board leadership structure is appropriate in maximizing the effectiveness of Board oversight and in providing perspective to our business that is independent from executive management.

The Board of Directors oversees risk through the various Board standing committees, principally the Audit Committee and the Risk Committee, which report directly to the Board.  Our Audit Committee is primarily responsible for overseeing the Company’s accounting and financial reporting risk management processes on behalf of the full Board of Directors.  The Audit Committee focuses on financial reporting risk and oversight of the internal audit process.  It receives reports from management at least quarterly regarding the Company’s assessment of risks and the adequacy and effectiveness of internal control systems, and also reviews credit and market risk (including liquidity and interest rate risk), and operational risk (including compliance and legal risk).  Our Chief Credit Officer and Chief Financial Officer meet with the Audit Committee on a quarterly basis in executive sessions to discuss any potential risks or control issues involving management.  Our Chief Risk Officer and Director of Risk Management meets with the Risk Committee each quarter to identify, assess, and monitor key business risks that may impact the Company’s operations and results.

Each of the Board’s standing committees, as described above, is involved to varying extents in the following:

•	determining risk appetites, policies and limits
•	monitoring and assessing exposures, trends and the effectiveness of risk management;
•	reporting to the Board of Directors; and
•	promoting a sound risk management culture.

The full Board of Directors focuses on the risks that it believes to be the most significant facing the Company and the Company’s general risk management strategy. The full Board of Directors also seeks to ensure that risks undertaken by the Company are consistent with the Board of Directors’ approved risk management strategies. While the Board of Directors oversees the Company’s risk management, management is responsible for the day-to-day risk management processes. We believe this division of responsibility is the most effective approach for addressing the risks facing our Company and that our Board leadership structure supports this approach.

We recognize that different Board leadership structures may be appropriate for companies in different situations. We will continue to reexamine our corporate governance policies and leadership structures on an ongoing basis in an effort to ensure that they continue to meet the Company’s needs.

PROPOSAL NO. 2: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The Securities and Exchange Commission rules adopted under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) require the Company to provide shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executives officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

As described in greater detail under the heading “Compensation Discussion and Analysis,” the Company seeks to align the interests of our named executive officers with the interests of our shareholders.  The Company's compensation programs are designed to reward our named executive officers for the achievement of strategic and operational goals and the achievement of increased shareholder value, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.  The Company believes its compensation policies and procedures are competitive, focused on pay for performance principles and strongly aligned with the interest of the Company's shareholders.  The Company also believes that both it and its shareholders benefit from responsive corporate governance policies and constructive and consistent dialogue.  The proposal described below, commonly known as a “Say-on-Pay” proposal, gives you as a shareholder the opportunity to express your views regarding the compensation of the named executive officers by voting to approve or not approve such compensation as described in this Proxy Statement.

This vote is advisory, which means that it is not binding on the Company, the Board of Directors or the Compensation Committee.  The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

The Board of Directors asks our shareholders to vote in favor of the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in the proxy statement, is hereby APPROVED.”

The Board of Directors unanimously recommends that shareholders vote FOR the approval of the resolution related to compensation of named executive officers.

PROPOSAL NO. 3: ADVISORY, NON-BINDING VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Securities and Exchange Commission rules adopted under the Dodd-Frank Act require that, at least once every six calendar years, the Company provide shareholders with the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently the Company should conduct an advisory Say-on-Pay vote.  Shareholders may indicate whether they would prefer that the Company conduct future Say-on-Pay votes every year, every other year, or every three years.  Shareholders also may abstain from casting a vote on this proposal.

The Board of Directors has determined that a Say-on-Pay vote that occurs once every year is the most appropriate alternative for the Company and, therefore, the Board of Directors recommends that you vote in favor of conducting a Say-on-Pay vote every year.  The Board of Directors believes that a Say-on-Pay vote occurring every year allows our shareholders to provide timely input regarding the compensation of the Company’s named executive officers and is consistent with the Company’s efforts to engage in an ongoing dialogue with shareholders on executive compensation and corporate governance matters.

This vote is advisory, which means that it is not binding on the Company, the Board of Directors or the Compensation Committee.  The Company recognizes that the shareholders may have different views as to the best approach and looks forward to hearing from the shareholders as to their preferences on the frequency of the Say-on-Pay vote.  The Board of Directors and the Compensation Committee will carefully review the outcome of the frequency vote; however, when considering the frequency of future Say-on-Pay votes, the Board of Directors may decide that it is in the Company's and the shareholders' long-term best interest to hold a Say-on-Pay vote more or less frequently than the frequency receiving the most votes cast by our shareholders.

The proxy card provides shareholders with the opportunity to choose among four options (holding the Say-on-Pay vote every year, every other year, or every three years, or abstain from voting).  Shareholders are not being asked to approve or disapprove the recommendation of the Board of Directors.

The Board of Directors unanimously recommends that shareholders vote FOR the option of “ANNUALLY” as the preferred frequency for Say-on-Pay votes.

PROPOSAL NO. 4: TO APPROVE THE 2012 OMNIBUS STOCK AND PERFORMANCE PLAN, AS AMENDED AND RESTATED

The Company’s 2012 Omnibus Stock and Performance Plan (the “2012 Plan”) was adopted by the Board of Directors on March 16, 2012 and subsequently approved by the shareholders of the Company on April 24, 2012. We are asking our shareholders to approve the 2012 Plan, as amended and restated, a copy of which is included in this Proxy Statement as Appendix A (the “A&R 2012 Plan”), in order to re-approve the material terms of the performance goals that relate to awards granted under the 2012 Plan that are intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and to approve an amendment to the 2012 Plan to include a limit on equity compensation payable under the 2012 Plan to our non-employee directors as described below. Other than the amendment to include a limit on equity compensation payable under the 2012 Plan to our non-employee directors described below under “Limits on Director Compensation,” the terms of the A&R 2012 Plan are identical in all material respects to the terms of the 2012 Plan that shareholders approved on April 24, 2012. We are not asking shareholders to approve an increase in the number of shares available under the 2012 Plan or any change to the 2012 Plan other than to include a limit on equity compensation payable under the 2012 Plan to our non-employee directors. The following discussion should be reviewed along with, and is qualified in its entirety by reference to, the full text of the A&R 2012 Plan.

BACKGROUND FOR THE PROPOSAL

Section 162(m) Re-approval of Performance Goals.  The 2012 Plan is intended to allow awards under the 2012 Plan to qualify as tax-deductible performance-based compensation under Section 162(m) of the Code. Section 162(m) generally places a $1 million annual limit on a company's tax deduction for compensation paid to certain senior executives (sometimes referred to as “covered employees”), other than compensation that satisfies the applicable requirements for a performance-based compensation exception. The Company’s covered employees include its Chief Executive Officer and each of its other three most highly-paid executive officers, other than the Chief Financial Officer. A performance-based award made under the 2012 Plan is eligible for this performance-based compensation exception provided that certain Section 162(m) requirements are met. One of these requirements relates to shareholder approval (and, in certain cases, re-approval) of the material terms of the performance goals underlying the performance-based award.

The performance goals in the 2012 Plan were originally approved by shareholders in 2012. In order for certain performance-based awards that may be made in the future under the 2012 Plan to be eligible for the performance-based compensation exception under Section 162(m), among other things Section 162(m) requires re-approval of those performance goals after five years if the compensation committee has retained discretion to vary the targets under the performance goals from year to year. The Compensation Committee has retained discretion to vary the targets under the performance goals from year to year. Accordingly, the Company is seeking re-approval of the performance goals included in the 2012 Plan in order to preserve the Company’s ability to grant certain awards in the future that qualify as tax-deductible performance-based compensation under Section 162(m).

Limits on Director Compensation.  As described in “Director Compensation” on page 55, our non-employee directors currently receive compensation in the form of equity grants under the 2012 Plan and cash fees. We are asking our shareholders to approve the A&R 2012 Plan which will limit the grant-date fair value of equity grants that can be made to individual non-employee directors under the 2012 Plan to $200,000 per calendar year; provided, however, that the limitation described in this sentence shall be determined without regard to awards granted to a non-employee director in a capacity other than as a non-employee director of the Company. We believe this amendment is appropriate in order to ensure that the equity compensation that our non-employee directors receive is within limits that our shareholders have had an opportunity to review and approve. However, if the A&R 2012 Plan is not approved by shareholders, the proposed limits on director compensation contained in the A&R 2012 Plan will not be effective, but directors would continue to be eligible to receive equity-based compensation under the 2012 Plan or a successor equity compensation plan, as well as cash compensation for their service as directors.

MATERIAL TERMS OF THE PERFORMANCE GOALS

Eligible Participants. The directors, officers, and employees of the Company and its subsidiaries are eligible to receive awards under the 2012 Plan. The Compensation Committee will determine who participates in the 2012 Plan. As of February 21, 2017, there were approximately 22 directors, officers, and employees eligible to participate in the 2012 Plan, with these same individuals holding outstanding awards.

Plan and Individual Award Limits.  The 2012 Plan provides that the aggregate number of shares of the Company’s common stock that may be subject to awards under the 2012 Plan cannot exceed 1,684,000, of which no more than 817,476 shares may be subject to full-value awards (i.e., awards other than stock options and stock appreciation rights (“SARs”)), in each case subject to adjustment in certain circumstances to prevent dilution or enlargement as set forth in Article XI of the 2012 Plan. No participant may be granted, in each case during any calendar year, performance-based awards intended to qualify under Section 162(m) (other than stock options and SARs) covering in excess of 100,000 shares or stock options and SARs covering in excess of 200,000 shares. The maximum number of shares that may be granted pursuant to incentive stock options is 1,684,000. The maximum value of the property that may be paid to a participant pursuant to a performance unit in any year is $2.5 million. In addition, the maximum value of cash awards that may be paid or payable to any participant in any calendar year is $2.5 million. The A&R 2012 Plan also limits the grant-date fair value of equity grants that may be made to individual non-employee directors under the 2012 Plan to $200,000 per calendar year.

Performance Goals.  Under the 2012 Plan, the vesting or payment of performance-based awards will be subject to the satisfaction of certain performance goals. The performance goals applicable to a particular award will be determined by the Compensation Committee at the time of grant. To the extent an award is intended to qualify for the performance-based exemption from the $1 million deduction limit under Section 162(m) of the Code, as described below, the performance goals will be will be based on the attainment of specified levels of one or more of the following measures: stock price, earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization), prescribed rating, earnings per share, return on equity, return on assets or operating assets, percentage of non-performing assets, asset quality, level of classified assets, net interest margin, loan portfolio growth, efficiency ratio, deposit portfolio growth, liquidity, market share, objective customer service measures or indices, economic value added, shareholder value added, embedded value added, combined ratio, pre- or after-tax income, net income, cash flow (before or after dividends), cash flow per share (before or after dividends), gross margin, risk-based capital, revenues, revenue growth, return on capital (including return on total capital or return on invested capital), cash flow return on investment, cost control, gross profit, operating profit, cash generation, unit volume, sales, asset quality, cost saving levels, market-spending efficiency, core non-interest income or change in working capital, in each case with respect to the Company or any one or more subsidiaries, divisions, business units or business segments thereof, either in absolute terms or relative to the performance of one or more other companies (including an index covering multiple companies).

ADDITIONAL SUMMARY OF DESCRIPTION OF THE 2012 PLAN

General.  Awards granted under the 2012 Plan may be in the form of non-qualified stock options, incentive stock options, SARs, restricted stock, restricted stock units, performance units, cash awards, other stock-based awards or any combination of those awards. The 2012 Plan provides that awards may be made under the 2012 Plan for ten years following the adoption of the 2012 Plan by the Company’s Board of Directors, which occurred on March 16, 2012. The purpose of the 2012 Plan is to help the Company attract and retain directors, officers, and employees, to motivate these persons by means of appropriate incentives to achieve the goals of the Company, and to provide incentive compensation opportunities that are competitive with those of similar companies.

Administration.  The 2012 Plan will be administered by the Compensation Committee or such other committee as the Board of Directors may designate (the “committee”). The committee is intended to consist entirely of two or more “outside directors” within the meaning of Section 162(m) and who are “non-employee directors” as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). The committee can make rules and regulations and establish such procedures for the administration of the 2012 Plan as it deems appropriate. Any determination made by the committee under the 2012 Plan will be made in the sole discretion of the committee and such determinations will be final and binding on all persons.

Available Shares.  The 2012 Plan initially reserved 1,684,000 shares of our common stock for the issuance of awards, of which 1,126,101 shares remained available as of February 21, 2017. Shares underlying awards that expire or are forfeited or terminated without being exercised or awards that are settled for cash will again be available for the grant of additional awards within the limits provided by the 2012 Plan.  Shares withheld by or delivered to the Company to satisfy the exercise price of options or SARs or tax withholding obligations with respect to any award granted under the 2012 Plan will nonetheless be deemed to have been issued under the 2012 Plan.

Stock Options.  Subject to the terms and provisions of the 2012 Plan, options to purchase shares of Company common stock may be granted to eligible individuals at any time and from time to time as determined by the committee. An option may be granted with or without a related SAR. Options may be granted as incentive stock options, which are intended to qualify for favorable treatment to the recipient under Federal tax law, or as non-qualified stock options, which do not qualify for this favorable tax treatment. Subject to the limits provided in the 2012 Plan, the committee determines the number of options granted to each recipient. Each option grant will be evidenced by a stock option agreement that specifies the option exercise price, whether the options are intended to be incentive stock options or non-qualified stock options, the duration of the options, the number of shares to which the options pertain, the vesting terms and such additional limitations, terms and conditions as the committee may determine.

The committee determines the exercise price for each option granted, except that the option exercise price may not be less than 100 percent of the fair market value of a share of Company common stock on the date of grant. As of February 21, 2017, the fair market value (as that term is defined under the 2012 Plan) of a share of Company common stock was $91.00. All options granted under the 2012 Plan will expire no later than ten years from the date of grant. The methods of exercising an option granted under the 2012 Plan is set forth in the 2012 Plan. Stock options are nontransferable except by will or by the laws of descent and distribution. The granting of an option does not accord the recipient the rights of a shareholder, and such rights accrue only after the exercise of an option and the registration of shares of Company common stock in the recipient’s name.

Stock Appreciation Rights.  A SAR will entitle the holder to receive, with respect to each share of Company common stock covered by the SAR, the amount by which the fair market value of one share of Company common stock at the time of exercise exceeds the fair market value of one share of Company common stock on the date of grant. A SAR may be granted with or without a related option. The exercise price of a SAR shall not be less than 100% of the fair market value of a share of Company common stock on the date of grant.

Each SAR will be evidenced by an award agreement that specifies the exercise price (or base price), the number of shares to which the SAR pertains and such additional limitations, terms and conditions as the committee may determine. The Company may make payment of the amount to which the participant exercising SARs is entitled by delivering shares of Company common stock, cash or a combination of common stock and cash as set forth in the award agreement relating to the SARs. The method of exercising a SAR granted under the 2012 Plan is set forth in the 2012 Plan. SARs are not transferable except by will or the laws of descent and distribution. Each SAR will be evidenced by an award agreement that specifies the date and terms of the award and such additional limitations, terms and conditions as the committee may determine.

Restricted Stock.  The 2012 Plan provides for the award of shares of Company common stock that are subject to forfeiture and restrictions on transferability as set forth in the 2012 Plan and as may be otherwise determined by the committee. Each grant of restricted stock will be evidenced by an award agreement that specifies the number of shares of restricted stock and such additional limitations, terms and conditions as the committee may determine. Except for these restrictions and any others imposed by the committee, upon the grant of restricted stock, the recipient will have rights of a shareholder with respect to the restricted stock, including the right to vote the restricted stock and to receive all dividends and other distributions paid or made with respect to the restricted stock (which dividends relating to restricted stock subject to performance vesting conditions will only vest upon the vesting of the restricted stock relating to such dividends). During the restriction period set by the committee, the recipient may not sell, transfer, pledge, exchange or otherwise encumber the restricted stock.

Restricted Stock Units.  The 2012 Plan authorizes the committee to grant restricted stock units and deferred share rights. Restricted stock units and deferred share rights are not shares of Company common stock and do not entitle the recipients to the rights of a shareholder. Each grant of restricted stock units will be evidenced by an award agreement that specifies the number of restricted stock units and such additional limitations, terms and conditions as the committee may determine. Restricted stock units granted under the 2012 Plan may or may not be subject to performance conditions.

The recipient may not sell, transfer, pledge or otherwise encumber restricted stock units granted under the 2012 Plan prior to their vesting. Restricted stock units will be settled in cash or shares of Company common stock, in an amount based on the fair market value of Company common stock on the settlement date.

Performance Units.  The 2012 Plan provides for the award of performance units that may be valued by reference to a designated amount of cash, share of Company common stock or other property other than shares of Company common stock. The payment of the value of a performance unit is conditioned upon the achievement of performance goals set by the committee in granting the performance unit and may be paid in cash, shares of Company common stock, other property or a combination thereof. The maximum value of the property that may be paid to a participant pursuant to a performance unit in any year is $2.5 million.

Cash Awards.  The 2012 Plan provides for the award of cash awards on such terms and conditions determined by the committee, including, without limitation, performance goals that must be satisfied and the applicable performance period. The maximum value of cash awards that may be paid or payable to any participant in any calendar year is $2.5 million.

Other Stock-Based Awards.  The 2012 Plan also provides for the award of shares of Company common stock and other awards that are valued by reference to Company common stock, including unrestricted stock, dividend equivalents and convertible debentures.

Change of Control.  Unless otherwise determined by the committee, immediately prior to consummation of a change of control (as defined below), (i) all outstanding options and SARs will become fully vested and exercisable and (ii) all restrictions on any restricted stock, restricted stock units, cash awards or other stock-based awards that are not subject to performance goals will lapse, and these awards will become free of all restrictions and become fully vested and transferable to the full extent of the original grant and (iii) all restrictions on any restricted stock, restricted stock units, cash awards or other stock-based awards that are subject to performance goals will lapse, and these awards will become free of all restrictions and become fully vested and transferable, in each case, to the extent set forth in the applicable award agreement. The committee will, in its sole and absolute discretion, establish such terms and conditions as may be required to permit a participant to exercise an option or SAR that will terminate in connection with a change of control. Under the 2012 Plan, a “change of control” will be deemed to have taken place if:

•

any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than certain customary exceptions) acquires 30% or more of the combined voting power of the Company's then outstanding stock;

•	any merger or consolidation of the Company (other than certain transactions that do not result in a substantial change in proportional ownership of the Company);

•

during any period of two consecutive years there is a change in the majority of the incumbent members of the Company's Board of Directors (other than through election or nomination for election was approved by a vote of at least two-thirds of the directors then still in office who are incumbent directors); or

•	shareholder approval of the complete liquidation or an agreement for the sale of all or substantially all of the Company’s assets.

Amendment.  The Company’s Board of Directors or the committee may amend, alter, or discontinue the 2012 Plan, but no amendment, alteration or discontinuation will be made that materially impairs the rights of a participant with respect to a previously granted award without such participant's consent, except such an amendment made to comply with applicable law, including without limitation Section 409A of the Code, stock exchange rules, or accounting rules. In addition, no such amendment will be made without the approval of the Company’s shareholders (a) if the amendment would permit the Company to reprice any outstanding options or SARs, (b) to the extent such approval is required (1) by applicable law or the listing standards of the applicable stock exchange as in effect as of the date hereof or (2) under applicable law or the listing standards of the applicable stock exchange as may be required after the date hereof, (c) to the extent such amendment would materially increase the benefits accruing to participants under the 2012 Plan, (d) materially increase the number of securities which may be issued under the 2012 Plan or (e) materially modify the requirements for participation in the 2012 Plan. No amendment will be made if the amendment would disqualify the applicable awards under the 2012 Plan from the exemption provided by Rule 16b-3 of the Exchange Act.

Federal Income Tax Consequences.  The following is a summary of certain federal income tax consequences of awards made under the 2012 Plan based upon the laws in effect on the date hereof. The discussion is general in nature and does not take into account a number of considerations which may apply in light of the circumstances of a particular participant under the 2012 Plan. The income tax consequences under applicable state and local tax laws may not be the same as under federal income tax laws.

•

Non-Qualified Stock Options.  A participant will not recognize taxable income at the time of grant of a non-qualified stock option, and the Company will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company generally will be entitled to a corresponding deduction.

•

Incentive Stock Options.  A participant will not recognize taxable income at the time of grant of an incentive stock option. A participant will not recognize taxable income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date the shares were transferred, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within such two- or one-year periods, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise over the exercise price, and the Company generally will be entitled to a corresponding deduction. The excess of the amount realized through the disposition date over the fair market value of the stock on the exercise date will be treated as capital gain.

•

SARs.  A participant will not recognize taxable income at the time of grant of a SAR, and the Company will not be entitled to a tax deduction at such time. Upon exercise, a participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) equal to the fair market value of any shares delivered and for the amount of cash paid by the Company, and the Company will generally be entitled to a corresponding deduction.

•

Restricted Stock.  A participant will not recognize taxable income at the time of grant of shares of restricted stock, and the Company will not be entitled to a tax deduction at such time, unless the participant makes an election under Section 83(b) of the Code to be taxed at the time of grant. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of grant equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company is entitled to a corresponding deduction at the time the ordinary income is recognized by the participant, except to the extent the deduction limits of Section 162(m) apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income. The Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.

•

Restricted Stock Units.  A participant will not recognize taxable income at the time of grant of a restricted stock unit, and the Company will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of settlement of the award equal to the fair market value of any shares delivered and the amount of cash paid by the Company, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.

•

Performance Units.  A participant will not recognize taxable income at the time of grant of performance units, and the Company will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of settlement of the award equal to the fair market value of any shares or property delivered and the amount of cash paid by the Company, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.

•

Section 162(m) Limitations.  As explained above, Section 162(m) generally places a $1 million annual limit on a company’s tax deduction for compensation paid to certain senior executives, other than compensation that satisfies the applicable requirements for a performance-based compensation exception. The 2012 Plan is designed so that options and SARs qualify for this exemption, and it also permits the committee to grant other awards designed to qualify for this exception. However, the committee reserves the right to grant awards that do not qualify for this exception, and, in some cases, the exception may cease to be available for some or all awards that otherwise so qualify. In addition, due to the complexity of the Section 162(m) regulations, elements of compensation that the Company believes are deducible may ultimately not be deductible. Thus, it is possible that Section 162(m) may disallow compensation deductions that would otherwise be available to the Company.

PLAN BENEFITS

The Company currently is not able to estimate the number or terms of grants and awards that may be made under the 2012 Plan.  However, the number of options granted by the Company during 2016 under the 2012 Plan and the number of restricted share awards granted by the Company during 2016 under the 2012 Plan are as follows:

Name and Position	Number of Shares Covered by Stock Options	Shares of Restricted Stock
Robert R. Hill, Jr................................................................	10,113	14,511
Chief Executive Officer
John C. Pollok.....................................................................	5,910	8,480
Senior Executive Vice President, Chief Financial Officer and Chief Operating Officer
John F. Windley.................................................................	2,640	3,788
President of South State Bank
Joseph E. Burns.................................................................	2,462	3,533
Senior Executive Vice President and Chief Credit Officer
Renee R. Brooks...............................................................	2,443	3,505
Senior Executive Vice President, Chief Administration Officer and Chief Risk Officer
Robert R. Horger...............................................................	1,078	427
Chairman of the Board of Directors
All non-employee directors as a group.................................	—	10,198
All employees (including executive officers) as a group.......	25,682	114,543

In addition, each nominee for director at the Annual Meeting other than Robert R. Horger was granted between 400 to 666 restricted share awards under the 2012 Plan during 2016. No options or restricted share awards were granted during 2016 to any associate of any director, nominee for director or executive officer. Except as shown in the table above, no other person received more than five percent of the total number of options and restricted share awards awarded during 2016.

The following table sets forth information about the Company’s outstanding equity compensation plans as of December 31, 2016:

	A	B	C
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted‑average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column “A”)
Equity compensation plans approved by security holders	246,535	$ 42.53	1,273,330
Equity compensation plans not approved by security holders	None	n/a	n/a
Total.......................................	246,535	$ 42.53	1,273,330

Included within the 1,273,330 number of securities available for future issuance in the table above are a total of 102,322 shares remaining from the authorized total of 363,825 under the Company’s Employee Stock Purchase Plan.  All securities totals for the outstanding and remaining available for future issuance amounts described in this item have been adjusted to give effect to stock dividends paid on March 23, 2007, January 1, 2005 and December 6, 2002.

certain interests of directors

In considering the recommendation of our Board of Directors with respect to the approval of the A&R 2012 Plan, shareholders should be aware that members of our Board of Directors have certain interests, which may present them with conflicts of interest in connection with this proposal. As discussed above, directors are eligible to receive awards under the 2012 Plan. For more information about the compensation we pay to our directors, see “Director Compensation” on page 55. Our Board of Directors recognizes that approval of this proposal may benefit our directors and their successors.

The Board of Directors unanimously recommends that you vote “FOR” the approval of the 2012 Omnibus Stock and Performance Plan, as amended and restated, to re-approve the performance goals under the Plan and include a limit on non-employee director equity compensation payable under the Plan.

PROPOSAL NO. 5:  RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Although the Company is not required to seek shareholder ratification of the selection of its accountants, the Company believes obtaining shareholder ratification is desirable. If the shareholders do not ratify the appointment of Dixon Hughes Goodman LLP, the Audit Committee will re-evaluate the engagement of the Company’s independent auditors. Even if the shareholders do ratify the appointment, the Audit Committee has the discretion to appoint a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of the Company and its shareholders.

The Board unanimously recommends that shareholders vote FOR the ratification of the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

If a quorum is present, the number of shares of Common Stock voted in favor of this proposal must exceed the number of shares voted against it for approval of this proposal.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion & Analysis explains our 2016 executive compensation programs and decisions with respect to our executive officers and, in particular, our Named Executive Officers, or which we sometimes refer to herein as our “NEOs”. In this discussion, we explain, among other things, our compensation philosophy and program, factors considered by the Compensation Committee in making compensation decisions and additional details about our compensation program and practices. The following discussion is organized into four parts:

1.	Executive Summary
2.	South State Executive Compensation Process (page 28)
3.	Components of Executive Compensation (page 32)
4.	Other Aspects of South State’s Executive Compensation Program (page 35)

Part 1 – Executive Summary

The Compensation Committee seeks to provide compensation arrangements for the Company’s executive officers that are designed to retain and attract talented executives who can perform at a high level and manage the Company in the shareholders’ best interest. Among other things, these compensation arrangements are intended to align executive compensation with the Company’s performance, both on a short-term basis and a long-term basis. This is accomplished through incentive compensation that is based primarily on the Company’s performance and secondarily on individual contributions. Our Named Executive Officers for 2016 were:

Name	Title	Years of Service at South State
Robert R. Hill, Jr.	Chief Executive Officer	21
John C. Pollok	Senior Executive Vice President, Chief Financial Officer, and Chief Operating Officer	21
John F. Windley	President of South State Bank and Chief Banking Officer	15
Joseph E. Burns	Senior Executive Vice President, Chief Credit Officer	16
Renee R. Brooks	Senior Executive Vice President, Chief Administrative Officer and Chief Risk Officer	21

When setting specific goals and objectives, the Compensation Committee considers the principles of Soundness, Profitability and Growth which are the cornerstone on which our culture is built.

We believe these principles have enabled the Company to be well-positioned to take advantage of strategic growth opportunities, deliver outstanding returns to our shareholders, and become the largest bank holding company headquartered in South Carolina.

The Company believes that key 2016 measures of soundness, profitability and growth include the following:

Soundness

•	Total nonperforming assets declined by 28.2% to $38.6 million.
•	Non-acquired loan net charge-offs decreased to 0.06% in 2016 from 0.09% in 2015.
•	Other real estate owned (OREO) decreased by $12.2 million, or 40.1%, from $30.5 million at December 31, 2015 to $18.3 million at December 31, 2016.

Profitability

•

Diluted earnings per common share (EPS) increased 1.7% to $4.18 per share in 2016 from $4.11 per share in 2015.  Tangible book value per share grew $3.34, or 12.0%, in 2016, and dividends paid on common stock per share increased by $0.23 per share, or 23.5%, in 2016.

•

Adjusted EPS - Diluted* increased 5.6% to $4.55 per share in 2016 from $4.31 per share in 2015.  We believe that it is important to examine the results of our performance on an adjusted basis as well as a GAAP basis due to a number of non-recurring items that impact our GAAP financials.  Adjusted performance results give insight into how performance on our core ongoing business changes from year to year by excluding non-recurring items.  For example, during 2016, the Company incurred non-recurring items relative to ongoing branch consolidation, early termination of our loss share agreements with the FDIC, and expenses related to the merger with Southeastern Bank Financial Corporation. These expenses totalled $8.9 million, net of tax, or $0.37 per diluted share in 2016.  In 2015, the Company incurred branch consolidation and branch acquisition expenses totalling $4.6 million, net of tax, or $0.19 per diluted share.

•	Return on average assets totalled 1.16% in 2016 compared to 1.21% in 2015. Adjusted return on average assets totalled 1.26% in 2016 compared to 1.27% in 2015.
•	Adjusted return on average tangible equity* decreased to 14.72% in 2016 from 15.97% in 2015.

•

Our performance in 2016 on return on average assets and return on average tangible equity continues to strong relative to our peers, in spite of the fact that both represent a slight decrease from our 2016 performance.  The following chart illustrates that performance relative to our peers.

* Adjusted EPS – Diluted and Return on average tangible equity are non-GAAP financial measures.  See page 38 in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 for the non-GAAP to GAAP reconciliation and other relevant information.

Growth

•	Non-acquired loan growth in all categories totalled $1.0 billion, or 24.2%, in 2016.

•	Organic core deposit growth was 8.3% during 2016; demand deposit growth was $230.0 million in 2016.

•

In 2016, we announced the planned merger with Southeastern Bank Financial Corporation, and laid significant groundwork for successful closing of the merger and integration of the two companies.  The merger with Southeastern Bank Financial closed successfully on January 3rd, 2017.

•	Shareholder value returns continued to meet those of the Southeast Bank Index and significantly exceed those of the NASDAQ Composite Index for the five year period (as shown in the following chart):

Returns are shown on a total return basis, assuming the reinvestment of dividends and a beginning stock index value of $100 per share.  The value of the Company’s stock as shown in the graph is based on published prices for transactions in the Company’s stock.

Total Return Performance

	Period Ending
Index	12/31/2011	12/31/2012	12/31/2013	12/31/2014	12/31/2015	12/31/2016
South State Corporation	100.00	141.27	237.22	242.59	263.72	326.05
NASDAQ Composite Index	100.00	117.45	164.57	188.84	201.98	219.89
SNL Southeast Bank Index	100.00	166.11	225.10	253.52	249.57	331.30

Key 2016 Compensation Decisions by the Compensation Committee

The Compensation Committee made the following key compensation decisions during 2016:

•

Continued the Executive Incentive Plan with goals and opportunity levels that reflected South State’s size in 2016. This plan has both short-term and long-term components designed to align incentive compensation with the strategic focus of the Company.

o

Continued the Long-Term Incentive Plan with three-year performance vesting conditions that are intended to provide alignment with increased shareholder value and long-term performance. The 2016-2018 goals for restricted stock units (which we refer to as “RSUs”) were split between cumulative adjusted EPS growth (67%) and adjusted return on average tangible equity (ROATE) (33%).

o	Maintained a short-term annual cash bonus component based on annual financial and performance goals and objectives.
o	Maintained a stock option component that rewards executives for individual performance with stock option grants.
o

In addition to the performance goals referenced above, the following specified minimum "performance triggers," which are intended to encourage soundness, must also be achieved for the annual cash bonus to be earned and the restricted stock units to vest.

▪	Aggregate net income must be sufficient to cover aggregate dividends
▪	A composite regulatory rating equal to or better than the previous year’s rating must be achieved

•	Increased the base salaries for each of our NEOs by 2.75% for 2016.
•

Focused on performance-based compensation and, therefore, variable compensation opportunities that are subject to attaining specific performance metrics. Consistent with the Compensation Committee’s compensation philosophy, a significant portion of NEO total compensation is in the form of incentive, or “at-

risk” compensation, which will vary annually based on the performance of the Company. The chart below shows the average pay mix for the CEO and the average of our other NEOs compared to recent peer practices.

•	Awarded NEOs cash incentives at maximum level based on results for the year as set forth under the annual cash bonus component of the 2016 Executive Incentive Plan.

In summary, the Committee concluded that the 2016 performance-based compensation, together with 2016 base salary levels, were well aligned with the Company’s performance and the individual’s contribution for the year.

Part 2 – South State Executive Compensation Process

Compensation Philosophy

In 2016, the Compensation Committee reviewed and validated its compensation philosophy with the assistance of the Compensation Committee’s independent compensation consultant.  The purpose of the review was to ensure that compensation decisions made by the Compensation Committee and the Board of Directors were consistent with this philosophy. The fundamental philosophy of the Company’s compensation program is to offer competitive compensation opportunities for executive officers that (i) align compensation with the performance of the Company on both a short-term and long-term basis, and (ii) are based on both the Company’s performance and the individual’s contribution. The compensation structure is designed to retain and reward executive officers who are capable of leading the Company in achieving its business objectives. The philosophy is to also consider applicable rules and regulations and current peer group compensation in determining compensation levels.

The Compensation Committee considers this philosophy as it develops its incentive plans. Cash incentives for 2016 were designed to reward executives for achieving annual financial and performance goals based on soundness and profitability. The performance objectives of the 2016 annual cash incentive plan reflect this focus.  Equity grants are designed to reward our NEOs for achievement of business objectives that benefit shareholders and support the retention of a talented management team over time.  The Compensation Committee has determined that the 60th percentile (or the 75th percentile for CFO/COO due to his dual role with the Company) for targeted total compensation is appropriate in light of the fact that four of the five NEOs do not participate in supplemental retirement benefit arrangements or certain other special benefits that are prevalent among financial institutions in our peer group.  The Company’s compensation peer group is explained on page 31.

Role of the Compensation Committee

The Compensation Committee is responsible for the design, implementation and administration of the compensation programs for the executive officers and directors of the Company. The Compensation Committee keeps the full Board of Directors apprised of the decisions and activities of the Compensation Committee.  When appropriate, the Compensation Committee makes recommendations to the Board of Directors on items that require approval by the full Board of Directors.

The Compensation Committee seeks to increase shareholder value by rewarding performance with cost-effective compensation and striving to attract and retain talented executives through adherence to the following compensation objectives:

•

The Company’s compensation programs are designed to reward NEOs based on key standards that reflect the Company’s culture, including its strategic focus on soundness, profitability and growth, as well as its emphasis on ethics, execution of strategic goals, the ability to inspire and motivate, and sound corporate governance.

•

The Compensation Committee’s philosophy is to provide competitive compensation to attract and retain key management to ensure a balance of soundness, profitability and growth while providing long-term value for the shareholders of the Company.

•	The Compensation Committee seeks to reward executives consistent with the Company’s culture of being a meritocracy in regard to compensation for all employees.

•	The Compensation Committee annually reviews and approves corporate goals and objectives utilized in either annual cash or long-term incentive plans.

•	The Compensation Committee evaluates and recommends to the Board of Directors for its approval the director and executive officer compensation plans, policies and programs of the Company.

•

The Compensation Committee reviews and considers the results of any shareholder advisory vote on executive compensation and takes into consideration the result of such advisory votes in relation to the Company’s executive compensation policies and procedures.

•

The Compensation Committee annually reviews the incentive compensation arrangements to ensure that they are appropriate to the business plans of the Company and reviews the risks arising from such incentive plans to determine any material adverse impact to the Company.

The Compensation Committee is comprised of six independent directors and met seven times in 2016. The Compensation Committee is supported in its work by the Director of Human Resources, her staff, and an executive compensation consultant, as described below.

The Compensation Committee may receive recommendations from the chairman of the Board of Directors with respect to the CEO’s performance in light of goals and objectives relevant to the compensation of our CEO. The CEO reviews the performance of the other NEOs with the Compensation Committee and makes recommendations to the Compensation Committee about the total compensation of the other NEOs. The CEO does not participate in, and is not present during, deliberations or approvals by the Compensation Committee or the Board of Directors with respect to his own compensation.

The Compensation Committee reviews and approves the equity compensation of the NEOs annually. The Compensation Committee makes decisions based on the Company’s philosophy of providing a competitive base salary (relative to the peer group) complemented with significant performance-based incentives. After reviewing all of the compensation arrangements discussed below, along with corporate and individual performance, the Compensation Committee believes that the measurement tools, compensation levels and the design of the Company’s executive compensation program are appropriate and motivate the NEOs to lead the Company in the best interests of its shareholders.

The primary goals of the Compensation Committee in 2016 were consistent with its established philosophy.  The Compensation Committee seeks to provide compensation arrangements for executive officers that are designed to retain, attract, and motivate talented executives who can perform at a high level and manage the company in the shareholders’ best interest.  The NEO compensation arrangements are designed to align compensation with the performance of the Company both on a short-term and long-term basis and are based both on the Company’s performance and the individual’s contribution.  The Compensation Committee considered the Company’s financial performance throughout its decision-making process in 2016.

Compensation Consultant

During 2016, the Compensation Committee engaged the services of McLagan, an Aon Hewitt compensation consulting company, to provide independent compensation consulting services for both directors and executive management of the Company. McLagan reports directly to the Compensation Committee. The Compensation Committee has the sole authority to hire consultants and set the engagements and the related fees of those consultants.

The following consulting services were provided to the Compensation Committee in 2016:

"	Provided education to the Board of Directors regarding banking industry compensation trends
"	Revised the Company's compensation peer group of publicly-traded financial institutions (the peer group is described below)
"

Reviewed the competitiveness of the compensation elements currently offered by the Company to its top executives, including base salary, annual incentive or bonus, long-term incentives (stock options and restricted stock), all other compensation, and changes in retirement benefits as compared to that of the customized peer group

"	Reviewed the competitiveness of the Company’s director compensation elements as compared to that of the customized peer group
"

Recommended and made observations regarding the potential alignment of the Company's executive compensation practices with the Company's overall business strategy and culture relative to the market as defined by the peer group. This included a review of the current performance based programs with respect to the annual cash incentives and annual equity grants and making recommendations for the 2016 and 2017 fiscal year plans

"

Assisted the Company in its preparation of compensation disclosures as required under Regulation S-K with respect to this proxy statement including this CD&A and associated tables and disclosures included herein by reference

"

Assisted the Company in its evaluation of a potential proposal to have a shareholder vote regarding an amendment to the 2012 Plan that would, among other things, limit non-employee director equity compensation

"	Reviewed the performance measures under the 2012 Plan and consulted regarding re-approval of such measures by the Company’s shareholders pursuant to Section 162(m) of the Internal Revenue Code.

Compensation Committee’s Relationship with its Independent Compensation Consultant

The Compensation Committee considered the independence of McLagan in light of applicable SEC rules and NASDAQ listing standards. The Compensation Committee requested and received a report from McLagan addressing the independence of McLagan and its senior advisors. The following factors were considered: (1) services other than compensation consulting provided to us by McLagan; (2) fees paid by us as a percentage of McLagan's total revenue; (3) policies or procedures maintained by McLagan that are designed to prevent a conflict of interest; (4) any business or personal relationships between the senior advisors of McLagan and a member of the Compensation Committee; (5) any stock of the Company owned by the senior advisors of McLagan; and (6) any business or personal relationships between our executive officers and the senior advisors of McLagan. The Compensation Committee discussed these considerations and concluded that the work performed by McLagan and McLagan's senior advisors involved in the engagements did not raise any conflict of interest.

Compensation Benchmarking and Compensation Committee Functions

Each year, with assistance from McLagan, the Compensation Committee reviews the compensation practices of the Company's peers in order to assess the competitiveness of the compensation arrangements of our NEOs. Although benchmarking is an active tool used to measure compensation structures among peers, it is only one of the tools used by the Compensation Committee to determine total compensation. Benchmarking is used by the Compensation Committee primarily to ascertain competitive total compensation levels (including base salary, equity awards, cash incentives, etc.) with comparable institutions. The Compensation Committee uses this data as a reference point, establishes competitive base salaries, and then addresses pay-for-performance (meritocracy) as discussed further in the sections below on cash incentives and long-term retention. Peer performance, market factors, Company performance and personal performance are all factors that the Compensation Committee considers when establishing total compensation, including incentives.

This practice is in line with the Company's meritocracy philosophy of pay. The Compensation Committee, at its discretion, may determine that it is in the best interest of the Company to negotiate total compensation packages that deviate from regular compensation and incentive levels in order to attract and retain specific talent.

The Compensation Committee reviews the composition of the peer group annually at a minimum and may change it as a result of mergers, changes to banks within the group, or changes within the Company. The 2016 compensation peer group was selected based on certain current market criteria, including the following:

"	National banks with total assets from $7.5 billion to $16.5 billion
"	No thrifts
"	Bank must have branch locations
"	Satisfactory Performance Measures (positive profitability, three-year asset growth greater than 12.5%)
"	Commercial loan portfolio less than 85% of total loan portfolio

The Compensation Committee reviewed a group of 27 peers with median assets, including pending acquisitions, of $9.7 billion (median actual assets of $9.3 billion), defined as of December 31, 2015. The specific members of this peer group are as follows:

Banc of California Inc. (BANC)	First Financial Bancorp (FFBC)	Old National Bancorp (ONB)
BancorpSouth Inc. (BXS)	First Midwest Bankcorp Inc. (FMBI)	Pinnacle Financial Partners (PNFP)
Bank of Hawaii Corp. (BOH)	First Interstate BancSys. (FIBK)	Renasant Corp. (RNST)
Bank of the Ozarks Inc. (OZRK)	Glacier Bancorp Inc. (GBCI)	Simmons First National Corp. (SFNC)
Banner Corp. (BANR)	Heartland Fin'l USA (HTLF)	Trustmark Corp. (TRMK)
Berkshire Hills Bancorp (BHLB)	Hilltop Holdings Inc. (HTH)	Union Bankshares Corp. (UBSH)
Cathay General BankCorp (CATY)	Home BancShares Inc. (HOMB)	United Bankshares Inc. (UBSI)
Chemical Financial Corp. (CHFC)	Legacy Texas Fin’l Group Inc. (LTXB)	United Community Banks Inc. (UCBI)
Community Bank System (CBU)	NBT Bancorp Inc. (NBTB)	WesBanco Inc. (WSBC)

When making compensation determinations for the Company’s NEOs, the Compensation Committee focuses on total compensation that is generally competitive with the 60th percentile of the market at target levels of performance and up to the 75th to 80th percentiles for superior performance. In their most recent assessment of our compensation program, McLagan determined that our 2015 NEO compensation was at the 73rd percentile of the peer group due in part to our strong corporate performance in 2015, with individuals ranging from the 70th to 77th percentiles. Our NEOs’ 2016 target compensation was positioned at the 58th percentile of the peer group, with individual positioning ranging from the 38th to 69th percentiles.

Part 3 – Components of Executive Compensation

The following table summarizes the components of compensation paid or awarded to our Named Executive Officers who appear in the “Summary Compensation Table” below.

Compensation Component	What the Component Rewards	Key Features
Base Salary	Reflects the scope of leadership and responsibility, individual achievement toward the objectives of their respective position and their relative value in the industry.

The Compensation Committee approved increases for the CEO and the four other NEOs in January 2016 to make them competitive with the market as determined by the compensation peer group.  Actual positioning within the peer group reflects each executive’s performance, among other things.

Performance-Based Annual Cash Incentive	Focuses executives on achieving annual financial and performance goals and objectives based on Soundness and Profitability.

The opportunity for performance-based annual cash incentive compensation was based upon financial and performance goals and objectives. The Compensation Committee established the weighting for the performance goals with 25% based on soundness and 75% based on profitability with each goal having threshold, target and maximum levels. Performance goals for 2016 were achieved at 100% of maximum levels.

2016 Long-Term Incentive Plan - 75% Restricted Stock Units and 25% Stock Options	Rewards the achievement of superior three-year cumulative adjusted EPS growth (67%) and adjusted return on tangible equity performance (33%).

The 2016 Long-Term Incentive Plan consists of 75% RSU grants and 25% Stock Options at target performance levels.  The RSU awards are designed to measure relative performance over three-year cycles. Each year begins a new three-year cycle.  RSUs are both performance and time (three years) vested.

Stock Options are granted based upon both corporate and individual performance objectives that are non-formulaic.

Benefits and Perquisites	Helps keep the Company competitive in attracting and retaining employees.	The Compensation Committee believes that its employee benefits are generally in line with benefits provided by the Company’s peer group and consistent with industry standards.

The key elements of compensation for the NEOs are base salary, annual and long-term incentives, and benefits, which are discussed below in greater detail.

•

Base Salary – Base salaries are determined based on historical and anticipated individual contribution and performance toward accomplishing the Company’s stated objectives. Base salaries are also reviewed in the context of comparability with the key executives of the Company’s peer group. We believe that the annual base salary levels for the NEOs helps us to retain qualified executives and provides income stability that lessens potential pressures for the NEOs to take risks to achieve performance measures under incentive compensation arrangements. Effective January 1, 2016, the CEO, along with the other NEOs, received a merit increase to base salary as a reflection of 2015 performance and to maintain competitiveness with peer group. As a result, the CEO and each of the other four NEOs received a 2.75% base salary increase.

•

2016 Executive Performance Plan – In 2016, the Executive Performance Plan was approved to include both an Annual Plan and the three-year Long Term Incentive Plan.  The Executive Performance Plan is designed to establish reasonable goals and objectives measured on an annual basis as well as to develop long-term goals that align the interests of the NEOs with those of the Company’s shareholders.  The purposes of the Executive Performance Plan include (1) aligning executive compensation with the Company’s performance, (2) attracting and retaining key officers and employees of outstanding ability, (3) strengthening the Company’s capability to develop, maintain, and direct a competent management team, (4) providing an effective means for selected key officers and employees to acquire and maintain ownership of Company stock, and (5) providing incentive compensation opportunities competitive with those of other major corporations.

The 2016 Executive Performance Plan is composed of cash, restricted stock units and stock option components.

•

2016 Annual Incentive Plan (Cash): At target performance levels, the 2016 Executive Performance Plan is weighted 50% in the form of an annual cash incentive bonus under the 2016 Annual Incentive Plan. The amount of cash that may be earned is based upon financial and regulatory performance goals/objectives for 2016.

•

2016 Long-Term Incentive Plan (Equity): At target performance levels, the 2016 Executive Performance Plan is weighted 50% in the form of equity. The equity component is made up of both restricted stock units and stock options as follows:

a.

Restricted Stock Units: Of the equity granted, at target performance levels 75% may be earned in the form of restricted stock units. All of the restricted stock units vest based upon achievement of three-year performance goals. Restricted stock units are subject to both performance and time vesting conditions (3 years).

b.

Stock Options: The remaining 25% of the equity granted at target performance levels may be earned in the form of stock options. Stock options are granted based upon the achievement of individual performance objectives. Stock options vest ratably (25% per year) over four years.

2016 Annual Incentive Plan

Cash incentive opportunities as a percentage of salary for each of the applicable NEOs and results under the 2016 Annual Incentive Plan are displayed below:

		Total Opportunity as a % of Salary (Cash)
Name*	Position	Thresh	Target	Max	Actual Earned
Robert R. Hill, Jr.	CEO	55%	110%	165%	165%
John C. Pollok	Sr. EVP, COO, CFO	45%	90%	135%	135%
John F. Windley	President of South State Bank, CBO	30%	60%	90%	90%
Joseph E. Burns	Sr. EVP, CCO	30%	60%	90%	90%
Renee R. Brooks	Sr. EVP, CAO, CRO	30%	60%	90%	90%

The primary objectives of the 2016 Annual Incentive Plan were to enhance shareholder value by focusing on operating earnings, growth, and soundness. Accordingly, subject to the conditions and limits described below, the Compensation Committee was allowed under the 2016 Annual Incentive Plan to determine the actual cash bonus amounts based on the following performance goals, weighted 25% for soundness and 75% for profitability.

●    Soundness: This component was based on achieving the specified asset quality test, which is defined as receiving a regulatory rating for asset quality of at least the previous year's rating or better. We believe it is important to include a measurement of soundness in our annual incentive plan in order to ensure that soundness is not sacrificed at the expense of growth or profitability, and that appropriate focus is placed on continuing to improve credit-related issues.

●    Profitability: This measure was based on adjusted earnings per share ("Adjusted EPS"). Since growth in Adjusted EPS is a key component in building shareholder value, this element was weighted at 75% of the total cash incentive opportunity. Emphasis on this performance metric aligns the interests of the executive with those of the shareholder. Adjusted Earnings is a non-GAAP measure which excludes the after-tax effect of gains on acquisitions, OTTI (Other Than Temporarily Impaired Items), and merger and branding-related expense. Ultimately, the Compensation Committee determines the final Adjusted Earnings performance used in calculating incentive results, and exercised its authority to exclude certain revenue or expenses that it deems to be non-recurring. For 2016, the Company's diluted GAAP EPS was $4.18. The calculated Adjusted EPS used in connection with the annual incentive plan was $4.55, which excluded the after-tax impact of $81,000 in securities gains, $2.9 million in FDIC LSA Early Termination expense, and $6.0 million in branch consolidation and acquisition expense.

The goals and the actual results of the 2016 Executive Incentive Plan are outlined in the table below:

	Soundness (25%)	Profitability (75%)
	2016 Asset Quality	2016 Adjusted EPS
Threshold	See Below*	4.19
Target		4.34
Maximum		4.54
Actual	Achieved	4.55

* Asset Quality must receive a regulatory rating equal to or better than the previous year.

The 2016 Annual Incentive Plan was implemented under the 2012 Omnibus Stock and Performance Plan, which allows the Compensation Committee to structure awards to “covered employees” to meet the “qualified performance-based compensation” exception under Section 162(m) of the internal revenue code (the "tax code"). For 2016, the Compensation Committee approved an aggregate incentive pool under the Annual Incentive Plan equal to 15% of pre-tax net income, and set maximum incentive pool allotments for each of the participants. In addition, incentive payments under the 2016 Annual Incentive Plan were limited to the amounts shown in the maximum column in the table above and were subject to the following “minimum performance triggers”: a) net income sufficient to fully cover the cash dividends paid to the Company’s shareholders, and b) a composite regulatory rating equal to or better than the Company’s rating in the previous year. Both of the minimum performance triggers were achieved for 2016.

2016 Long-Term Incentive Plan

2016 Long-Term Incentive Plan opportunities as a percentage of salary for each of the NEOs are displayed below:

		Restricted Stock Units as a % of Salary			Stock Options as a % of Salary
Name*	Position	Thresh	Target	Max	Thresh	Target	Max
Robert R. Hill, Jr.	CEO	41.25%	82.5%	123.75%	13.75%	27.50%	41.25%
John C. Pollok	Sr. EVP, COO, CFO	33.75%	67.5%	101.25%	11.25%	22.50%	33.75%
John F. Windley	President of South State Bank, CBO	22.5%	45.0%	67.5%	7.5%	15.0%	22.5%
Joseph E. Burns	Sr. EVP, CCO	22.5%	45.0%	67.5%	7.5%	15.0%	22.5%
Renee R. Brooks	Sr. EVP, CAO, CRO	22.5%	45.0%	67.5%	7.5%	15.0%	22.5%

Long-Term Incentive Plan Performance Goals

The restricted stock units (RSUs) granted in 2016 vest based on the attainment of the following pre-established performance goals over the three-year period ending December 31, 2018:

Performance Goal	Goal Weighting (% of RSU Target Award)
3-Year Cumulative Adjusted EPS Growth	67%
3-Year Return on Average Tangible Equity	33%

The RSUs will vest based upon the performance on the goals above during the three years ending December 31, 2018. The grants are reported in the “Summary Compensation Table” on page 40 at target level, in accordance with SEC reporting rules.  RSUs are intended to meet the “qualified performance-based compensation” exception from the $1 million deduction limitation of Section 162(m) of the tax code. Vesting of the RSUs is subject to achievement of the minimum "performance triggers" as of December 31, 2018.

Individual Performance-Based Goals

Under the 2016 Long-Term Incentive Plan, 25% of the value of the equity grants (at target levels) was determined based on non-formulaic individual performance objectives for the stock option component. The individual performance objectives were based on implementation of actions to achieve long-term growth and profitability such as completion and successful integration of acquisitions, improvement in credit practices and measurements and other practices related to risk management, team building, and leadership development, succession planning and continuing to build upon Company culture.

The Compensation Committee granted Incentive Stock Options in 2017 under the 2016 Long-Term Incentive Plan at the maximum level in recognition of our NEOs’ 2016 individual contributions. Specifically, Mr. Hill received 9,036 stock options, while the other NEOs received between 2,183 and 5,281 stock options in recognition of their 2016 contributions. As required by SEC disclosure rules, the stock options granted in 2017 will be reported in the compensation tables included in our 2018 proxy statement, in spite of the fact that we consider them to be part of our 2016 executive compensation plan.

Results of 2014 Long-Term Incentive Plan Which Ended in 2016

On January 1, 2014, the Committee granted performance-vesting RSUs to each of our NEOs.  The vesting of 67% of these RSUs was dependent on achieving pre-determined levels of cumulative Adjusted EPS, with the remaining 33% vesting based on cumulative average adjusted ROATE.  Both objectives are measured over the three-year performance period from January 1, 2014 through December 31, 2016.

Target performance over the three-year period represented 37.7% growth in cumulative adjusted EPS and 15.66% cumulative average adjusted ROATE.  Actual performance represented 102.9% growth in cumulative adjusted EPS, which was greater than maximum performance under the plan, and cumulative average ROATE was 16.41%, which was above the maximum performance guidelines under the plan.  As a result, all of the RSUs granted as part of the 2014 plan vested at maximum on December 31, 2016.  The RSUs that have been earned and have vested are shown in the Option Exercises and Stock Vested table on page 44.

Part 4 – Other Aspects of South State’s Executive Compensation Program

Benefits

During 2016, the Company maintained various employee benefit plans that constitute a portion of the total compensation package available to the NEOs and all eligible employees of the Company.  These plans consist of the following:

Employees’ Pension Plan – The NEOs are participants in a non-contributory defined pension plan which covers substantially all employees of the Company hired before January 1, 2006. Pension benefits are paid based upon age of the employee and years of service with the Company. The Plan was frozen in July 2009, and no further benefits are being accrued.  See the Pension Benefits table and the accompanying footnotes and narrative for more information.

Retirement Savings Plan – 401(k) – Each of the NEOs are participants in a defined contribution plan which in 2016 permitted employees to contribute a portion of their compensation, on a tax-deferred basis, up to certain IRS compensation deferral amount limits applicable to a tax-qualified retirement plan. The Company matched 100% up to 6% of participants’ deferrals (4% Safe Harbour, 1% discretionary and an additional 1% discretionary at year-end).

See the table in footnote 7 of the Summary Compensation Table.

Health Care – The NEOs are eligible to receive medical and dental coverage that is provided to all eligible employees.

Other Welfare Benefits  – The NEOs receive sick leave, vacation and other benefits available to all eligible employees of the Company.

The employee benefits for the NEOs discussed in the subsection above are determined by the same criteria applicable to all Company employees.  These benefits help keep the Company competitive in attracting and retaining employees.  The Company believes that its employee benefits are generally competitive with benefits provided by the Peer Group and consistent with industry standards.

Supplemental Executive Retirement Plan – The Company provides a non-qualified supplemental executive retirement plan (a “SERP”) for Mr. Windley, and certain other executives who are not NEOs.

The Company elects to offer this type of incentive as a way to retain executives over the long term and to provide a partial offset to shortfalls in the percentage of income provided for retirement by its qualified retirement plans.

Deferred Compensation Plan   We make available to selected members of our senior management group, including all NEOs and/or other selected employees who are highly compensated, the opportunity to elect to defer current compensation for retirement income or other future financial needs.  The plan is a nonqualified deferred compensation plan that is designed to be exempt from certain ERISA requirements as a plan that covers a select group of management and certain other highly compensated employees.  Each year participants can choose to have their compensation for the upcoming year reduced by a certain whole percentage amount ranging between 5% and 80% or by a specific dollar amount (in all cases, subject to a minimum value established by the Company).  In addition, the Company may make matching or partially–matching contributions for participant deferrals.  The Company may also make discretionary contributions for any or all participant(s).   Both of these types of employer contributions would be subject to certain vesting requirements.  There are also forfeiture provisions, which can result from unvested amounts existing at terminations or from materially incorrect earnings that are subsequently adjusted or corrected.  Deferrals may be held by a trustee in a grantor (rabbi) trust and may be invested in funds that mirror deemed investments selected by the participants and offered pursuant to the plan. Such a trust would not isolate assets for the benefit of the participants.  Consequently, distributions made under the plan will be made from the general assets of the bank which could be subject to claims of its creditors.   Amounts deferred under the plan will generally be subject to income taxes payable by the participant in the year in which received (end of the deferral period), but these deferred amounts are subject to employment taxes in the year of deferral.  In 2016, Mr. Hill and Mr. Windley elected to participate.  No employer contributions have been made to this plan in 2016 or in the past.

See the discussion entitled Deferred Compensation Plan for additional information.

Perquisites – The Company also provides limited perquisites to NEOs that are not available to all employees. Some examples of these include Company-owned automobiles, automobile allowances and club and membership dues. The values of these items are presented in the Summary Compensation Table under the heading All Other Compensation. The value attributable to any personal use of Company-owned automobiles is considered compensation to the executive and represents the aggregate incremental cost to the Company associated with that personal use. The Company and the Board of Directors believe that the use of each of these perquisites is helpful for the proper performance of the NEOs’ duties.

Role of Shareholder Say on Pay Vote

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we held a triennial advisory vote on the compensation of our executive officers (the "Say on Pay Proposal") at our 2014 annual shareholders meeting.  At the 2014 annual shareholders meeting, 83.49% of the votes cast on the Say on Pay proposal were cast in support of the compensation of the Company’s named executive officers. While the 2014 shareholder vote reflected strong support for our executive compensation programs, the Compensation Committee, Board of Directors and executive management has evaluated compensation programs each year to ensure the plans have continued to align the interest of the executives with those of the Company's shareholders and continued to strengthen the linkage of pay to performance.

At the Annual Meeting, we are submitting a Say on Pay Proposal and a Say on Frequency Proposal for shareholders to vote on. See Proposal No. 2 for more information on the Say on Pay Proposal and Proposal No. 3 for more information on the Say on Frequency Proposal.

Clawback Policy

The Compensation Committee is committed to adopting a formal clawback provision for adjustment or recovery of incentive awards or payments in the event the performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment.  The Compensation Committee intends to fully comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act regarding this issue once rulemaking has been completed with respect to these provisions.  Until formal guidance is available, the Compensation Committee will seek to address any situation that may arise and determine the proper and appropriate course of action in fairness to shareholders and NEO award recipients.

Share Ownership Guidelines

The Company’s stock ownership guidelines call for NEOs to own equity representing a multiple of their salary and to retain this equity throughout their tenure with the Company. The specific share ownership guidelines are:

•	Chief Executive Officer – three times salary
•	Other NEOs – two times salary

The Company’s NEOs have five years from being named a NEO to comply with the stock ownership guidelines.  As of the end of our fiscal year, all NEOs have exceeded their required ownership levels.  Beneficially owned shares include shares held by a named executive officer, directly or indirectly, and unvested shares of restricted stock, as to which the executive officers have full voting privileges, but exclude vested and unexercised stock options.  Until the stock ownership guidelines are achieved, the sale of shares of the Company’s common stock is restricted.

Equity Grant Practices

To address volatility concerns, the 30-day moving average of the Company’s stock was utilized to determine the number of restricted stock shares and restricted stock units to be issued under the Executive Performance Plan for 2016.  The 30-day average is defined as the 30 trading days immediately preceding the last business day of the prior month.  Stock option values were determined based upon Black Scholes Valuation methodology as of the last day of the preceding quarter.  This value was divided into the dollar amount of options that an executive was to receive to quantify the number of options granted to an executive.  The calculated number of shares or stock options is issued with an exercise price equal to the stock price on the date of the grant.

Employment and Non-Competition Agreements

The purpose of these agreements is to attract and retain highly qualified executive officers, recognizing that termination and change in control protections are commonly provided at comparable financial institutions with which we compete for executive talent.  In addition, the Compensation Committee believes change in control protections enhance the impartiality and objectivity of the NEOs in the event of a change in control transaction and better ensure that shareholder interests are protected.  Finally, these agreements include non-competition provisions that further protect the company should the NEO elect to pursue other employment opportunities. Each of our NEOs has an employment agreement.  The agreements provide for the following:

•

Term of Employment. The employment agreements for Messrs. Hill, Pollok, Windley, and Burns and Mrs. Brooks have a term of employment of three years from the effective date of the agreement. On each anniversary date of the effective date of the agreement, the term of the agreement is automatically extended for an additional year unless at least 60 days prior to the anniversary date either party gives the other party written notice of non-renewal.

•	Reimbursement of Expenses. The Company will reimburse the executive all reasonable travel and other business related expenses incurred in performing duties under the agreement.

•	Vacation and Sick Leave. The Company will provide vacation and sick leave to the executive in accordance with policies and procedures established from time to time.

•	Employee Benefit Plans. The executive is entitled to participate in the employee benefit plans presently in effect or as these plans may be modified or added from time to time.

•

Incentive Bonus Plans. The executive is entitled to participate in the incentive bonus plans, applicable to his or her employment position, in accordance with policies and procedures established from time to time.

•

Fringe Benefits. The Company will reimburse the executive for the cost of attending required meetings and conventions and will cover membership dues to an approved country club. In addition, Mr. Hill, Mr. Pollok, Mr. Windley, Mr. Burns and Mrs. Brooks are provided the use of a Company-owned automobile or car allowance.

•

Termination of Employment. See the discussion below entitled “Potential Payments upon Termination or Change in Control” for a description of the payments that may be due to each executive upon termination of employment.

•

Non-compete. The period of non-compete for the executive runs during the period of employment and for a designated period of time following termination of employment. If the executive is found to violate the covenants contained in the agreement, the non-compete period will be extended for a period equal to the amount of time the executive is found to have been in non-compliance. If Mr. Hill is terminated for cause according to his agreement, the non-compete period is abbreviated and ends 12 months after the date of termination.

See the discussion entitled “Potential Payments upon Termination or Change in Control,” which provides the amount of compensation each executive would receive under various termination events based upon the employment agreements.

162(m) Tax Considerations

Internal Revenue Service Code Section 162(m) and related regulations disallow a tax deduction to public corporations for annual compensation, other than performance-based compensation, over $1 million paid to a chief executive officer or to any of the other three most highly compensated NEOs (excluding the company’s Chief Financial Officer).  The Compensation Committee considers the impact of those regulations in connection with its decisions regarding the compensation of our NEOs.   The 2016 RSU awards and the 2016 Annual Incentive Plan described above are intended to qualify for the “qualified performance-based compensation” exemption from the $1 million deduction limitation of Section 162(m).

The Compensation Committee monitors, and will continue to monitor, the effect of Section 162(m) on the deductibility of NEO compensation.  The Compensation Committee weighs the benefits of deductibility with the other objectives of the Company's executive compensation program and, accordingly, may from time to time approve compensation that is not fully deductible under Section 162(m). In addition, due to the complexity of the 162(m) regulations, elements of compensation that the Company believes are deductible may ultimately not be deductible.

Risk Assessment of Compensation Programs

As part of an annual practice, the Compensation Committee reviewed and discussed a compensation risk assessment performed by the Company’s Incentive Risk Committee. The Incentive Risk Committee is chaired by the Director of Risk Management and composed of representatives from Risk, Compliance, Audit, Accounting, and Human Resources. This risk assessment process included a review of the design and operation of the Company’s eleven incentive compensation programs. It also identified and evaluated situations or compensation elements that could raise material risks. The Incentive Risk Committee met in 2016 and then presented the findings of the review to the Compensation Committee at its October 2016 meeting. Based on the Incentive Risk Committee’s findings and the Compensation Committee’s deliberations, the Compensation Committee concluded that the Company’s compensation policies and practices do not create risks that are likely to have a material adverse effect that would cause plan participants to take unnecessary risks.

Transactions in Company Securities

In general, SEC rules prohibit uncovered short sales of shares of the Company’s common stock by its executive officers, including the NEOs. Accordingly, the Company’s insider trading policy prohibits short sales of shares of the Company’s common stock by its executive officers, including the NEOs, and discourages all employees from engaging in any hedging transactions relating to the Company’s common stock. The policy also requires all affiliates and insiders to consult with the Company’s Treasurer or Chief Executive Officer if they intend to engage in any hedging transactions involving the Company’s common stock. In 2016, no executive officer consulted with the Company’s Treasurer or Chief Executive Officer regarding hedging transactions.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402 (b) of Regulation S-K with management and, based on such review and discussions, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and be incorporated by reference into the Company’s 2016 Annual Report on Form 10-K.

This report is provided by the following independent directors, who comprise the Compensation Committee:

Cynthia A. Hartley, Chair

Paula Harper Bethea

M. Oswald Fogle

Thomas J. Johnson

James W. Roquemore

SUMMARY COMPENSATION TABLE

The following table summarizes for the fiscal years ended December 31, 2016, 2015 and 2014, the current and long-term compensation for the Chief Executive Officer, the Chief Financial Officer and the three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer. Each component of compensation is discussed in further detail in the footnotes following the table.

		Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)
Name and Principal Position	Year	(1)		(2)	(3)	(4)	(5)	(6)	Total ($)
Robert R. Hill, Jr.	2016	$740,825	$—	$637,130	$253,300	$1,222,366	$13,583	$56,578	$2,923,782
Chief Executive Officer	2015	721,000	—	637,212	260,119	1,189,650	2,268	60,948	2,871,197
	2014	700,000	—	571,488	193,495	1,051,875	47,903	77,559	2,642,320
John C. Pollok	2016	529,163	—	372,307	148,028	714,370	12,487	48,101	1,824,456
Senior Executive Vice President,	2015	515,000	—	372,371	152,025	695,250	2,556	50,103	1,787,305
Chief Financial Officer and Chief Operating Officer	2014	500,000	—	333,952	119,830	614,732	44,583	61,919	1,675,016
John F. Windley	2016	354,539	—	166,297	66,124	319,085	54,123	24,215	984,383
President of South State Bank	2015	345,050	—	166,368	67,902	310,545	108,502	27,220	1,025,587
	2014	335,000	—	149,175	61,570	274,580	71,256	30,516	922,097
Joseph E. Burns	2016	330,658	—	155,100	61,666	297,592	13,032	42,598	900,646
Senior Executive Vice President,	2015	321,808	—	155,132	62,843	289,627	8,849	47,410	885,669
and Chief Credit Officer	2014	310,000	—	138,045	56,978	254,089	34,708	40,104	833,924
Renee R. Brooks	2016	328,081	—	153,915	61,190	295,273	3,019	22,086	863,564
Senior Executive Vice President,	2015	319,300	—	153,906	62,843	287,370	498	22,905	846,822
Chief Administrative Officer and Chief Risk Officer	2014	280,833	—	122,000	36,000	254,089	11,090	23,000	727,012

(1)

Consists of total salary compensation, including all amounts that have been deferred at the officers’ election.  During 2016, 2015 and 2014, Mr. Hill deferred $226,364, $105,188 and $340,833, respectively, and Mr. Windley deferred $24,790, $23,147 and $23,310 respectively, into the deferred compensation plan (see description of plan on page 45).

(2)

Beginning in 2013, the Company awarded performance-based restricted stock units to its executive officers.  These grants are both performance and time vested over a three-year performance period.  The Company communicates threshold, target, and maximum performance RSU awards and performance targets to the executives at the beginning of a performance period. The value of the restricted stock unit grants shown above equals the grant date fair value in accordance with FASB ASC Topic 718. See discussion of assumptions used in the valuation of the stock awards in Note 19, “Share‑based Compensation” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

(3)

The value of the stock option awards shown above equals the grant date fair value in accordance with FASB ASC Topic 718. See discussion of assumptions used in the valuation of the stock awards in Note 19, “Share‑based Compensation” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

(4)	Reflects the dollar value of all amounts earned during the fiscal year pursuant the performance based non-equity incentive plans.
(5)

Includes the change in pension value to the NEOs with the exception of Mr. Windley.  In 2016, Mr. Windley’s amount includes the change in pension value in addition to the SERP accrual of $45,201. It also includes the portion of income earned during the fiscal year in the nonqualified deferred compensation plan exceeding 120% of the applicable long-term federal rate (“AFR”). During 2016, nonqualified deferred compensation plan balances experienced an unrealized gain/loss; however, there was no income exceeding 120% of the AFR.

(6)	The following table provides all other compensation:

Name	Matching Contributions to 401k Retirement Savings Plan	Life Insurance and Long-term Disability Premium	Dividends on Unvested Restricted Stock	Memberships	Imputed Taxable Value of Vehicles	Other Cash	Total
Robert R. Hill, Jr.	$15,900	$1,620	$33,270	$2,376	$2,512	$900	$56,578
John C. Pollok	15,900	1,620	26,527	—	4,054	—	48,101
John F. Windley	15,900	1,620	4,671	—	1,424	600	24,215
Joseph E. Burns	15,900	1,612	8,886	—	—	16,200	42,598
Renee R. Brooks	15,900	1,606	3,697	—	883	—	22,086

GRANTS OF PLAN BASED AWARDS

									All Other	All Other
									Stock	Options	Exercise	Grant Date
			Estimated Possible Payouts			Estimated Possible Payouts			Awards:	Awards:	or Base	Fair Value
			Under Non-Equity Incentive			Under Equity Incentive			Number of	Number of	Price of	of Stock
			Plan Awards			Plan Awards			Shares of	Securities	Options	and
		Approval	(1)			(2)			Stock or	Underlying	Awards	Options
	Grant	of Award	Thres-			Thres-		Maxi-	Units (#)	Options (#)	($/Sh)	Awards ($)
Name	Date	Date	hold ($)	Target ($)	Maximum ($)	hold (#)	Target (#)	mum (#)	(3)	(4)	(5)	(6)
Robert R. Hill, Jr.	1/20/16	1/20/16							—	10,113	$ 63.54	$ 253,300
	n/a	n/a	407,550	815,100	1,222,650	7,849	15,698	23,547
John C. Pollok	1/20/16	1/20/16							—	5,910	63.54	148,028
	n/a	n/a	238,050	476,100	714,150	4,586	9,172	13,758
John F. Windley	1/20/16	1/20/16							—	2,640	63.54	66,124
	n/a	n/a	106,500	213,000	319,500	2,049	4,097	6,147
Joseph E. Burns	1/20/16	1/20/16							—	2,462	63.54	61,666
	n/a	n/a	99,300	198,600	297,900	1,911	3,822	5,733
Renee R. Brooks	1/20/16	1/20/16							—	2,443	63.54	61,190
	n/a	n/a	98,400	196,800	295,200	1,896	3,792	5,688

(1)

These amounts represent ranges of the possible performance‑based cash bonuses that could have been paid in 2017 based on 2016 results pursuant to the Executive Incentive Plan. The actual bonuses paid are displayed under the Non-Equity Incentive Plan Compensation column within the Summary Compensation Table. The threshold amount is currently 55.0% for Mr. Hill, 45.0% for Mr. Pollok, and 30.0% for all other NEOs, as this is the minimum payout that can occur under the program. The incentive target level is determined as the aggregate dollar amount derived from the executive officers’ target bonuses expressed as a percent of annual salary. This target percentage is currently 110.0% for Mr. Hill, 90.0% for Mr. Pollok, and 60.0% for all other NEOs. The maximum incentive is 135.0% for Mr. Hill, 135.0% for Mr. Pollok, and 90.0% for all other NEOs. The 2016 Executive Incentive Plan is further described in the section entitled Compensation Discussion and Analysis.

(2)

These amounts represent ranges of the possible performance-based restricted stock to be granted on the three-year performance period (2014-2016) under the Executive Incentive Plan.  Also included are the stock options granted under the Executive Incentive Plan based upon non formula based individual objectives. The 2016 Executive Incentive Plan is further explained in the Compensation Discussion and Analysis section of this Proxy Statement.

(3)	Stock award shares granted in 2016 (as equity incentive plan awards for performance in 2015) cliff vest at 100% after four years.
(4)	All other options awards are granted based upon achievement of individual performance goals. Stock options vest ratably (25% per year) over four years.
(5)	The exercise or base price of options and stock awards is established as the closing market price of the Company’s Common Stock on the grant date.
(6)

This amount represents the fair market value of all restricted stock and option awards made during the fiscal year 2016. The fair market value for stock awards is based on the closing market price of the stock on the date of grant. The fair value of options is estimated at the date of grant using the Black‑Scholes option pricing model. The fair value for the options issued on January 20, 2016 was $25.05 per share. The following assumptions were used in valuing options issued:

Assumptions
January 20, 2016
Dividend yield	1.61%
Expected life	8 years
Expected volatility	41%
Risk-free interest rate	1.89%

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)Exercisable (1)	Number of Securities Underlying Unexercised Options (#)Unexercisable (1)		Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Price ($)	Options Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2) (8)	Market Value of Shares or Units of Stock That Have Not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robert R. Hill, Jr.	9,307	—			31.10	1/21/2020	25,770	$2,252,298	28,547	$2,495,008
	7,994	—			37.66	3/18/2020
	8,332	—			32.46	1/27/2021
	9,275	—			31.75	1/26/2022
	5,650	1,884	(4)		41.45	1/24/2023
	3,623	3,624	(5)		66.32	1/22/2024
	2,609	7,830	(6)		61.42	1/21/2025
	—	10,113	(7)		63.54	1/20/2026
John C. Pollok	3,364	—			31.50	1/2/2018	20,244	$1,769,326	16,683	$1,458,094
	5,246	—			27.57	1/22/2019
	5,425	—			31.10	1/21/2020
	4,023	—			35.20	2/15/2020
	4,848	—			32.46	1/27/2021
	5,667	—			31.75	1/26/2022
	3,474	1,159	(4)		41.45	1/24/2023
	2,244	2,244	(5)		66.32	1/22/2024
	1,525	4,576	(6)		61.42	1/21/2025
	—	5,910	(7)		63.54	1/20/2026
John F. Windley	3,135	—			31.50	1/2/2018	3,860	$337,364	7,452	$651,305
	3,304	—			27.57	1/22/2019
	3,417	—			31.10	1/21/2020
	2,818	—			35.20	2/15/2020
	3,054	—			32.46	1/27/2021
	4,130	—			31.75	1/26/2022
	2,478	827	(4)		41.45	1/24/2023
	1,153	1,153	(5)		66.32	1/22/2024
	681	2,044	(6)		61.42	1/21/2025
	—	2,640	(7)		63.54	1/20/2026
Joseph E. Burns	2,676	—			31.50	1/2/2018	6,354	$553,340	6,950	$607,340
	2,920	—			27.57	1/22/2019
	3,020	—			31.10	1/21/2020
	2,274	—			35.20	2/15/2020
	2,698	—			32.46	1/27/2021
	3,740	—			31.75	1/26/2022
	2,388	797	(4)		41.45	1/24/2023
	1,067	1,067	(5)		66.32	1/22/2024
	630	1,892	(6)		61.42	1/21/2025
	—	2,462	(7)		63.54	1/20/2026
Renee R. Brooks	917	306	(4)		41.45	1/24/2023	2,824	$246,818	6,895	$602,623
	666	667	(5)		66.32	1/22/2024
	630	1,892	(6)		61.42	1/21/2025
	—	2,443	(7)		63.54	1/20/2026

All options listed above vest at a rate of 25% per year over the first four years of a 10-year option term.

(1)

Figures shown represent the total number of shares subject to unexercised options held by the NEOs at year-end 2016. Also displayed is the number of shares subject to options that were exercisable (vested) and unexercisable (unvested) at year-end 2016. The number of options granted and the options exercise price have been adjusted to reflect all applicable stock dividends.

(2)	The number of shares of restricted stock granted has been adjusted to reflect all applicable stock dividends.
(3)	Market value is based on a closing price of $87.40 as of December 30, 2016, the last business day of the fiscal year.
(4)	Option awards vest at a rate of 25% per year with remaining a vesting date of January 24, 2017.
(5)	Option awards vest at a rate of 25% per year with remaining vesting dates of January 22, 2017 and January 22, 2018.

(6)	Option awards vest at a rate of 25% per year with remaining vesting dates of January 21, 2017, January 21, 2018 and January 21, 2019.
(7)	Option awards vest at a rate of 25% per year with remaining vesting dates of January 20, 2017, January 20, 2018, January 20, 2019 and January 20, 2020.
(8)

The stock awards that have not vested comprise the following grants and vesting periods:  The September 18, 2008 grant to Mrs. Brooks’s cliff vests 100% in year ten. The January 24, 2013 grants cliff vest 100% in year four. The January 22, 2009 grant to Mr. Hill, Mr. Pollok and Mr. Burns, vests on December 31 of each year with final vesting at the end of the month in which the executive reaches his retirement age of 60 years old for Mr. Hill and Mr. Pollok, and age 65 years old for Mr. Burns.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized On Vesting ($) (3)
Robert R. Hill, Jr.	25,718	$1,121,336	23,942	$1,901,249
John C. Pollok	8,018	328,031	15,219	1,205,508
John F. Windley	3,583	129,372	7,323	554,893
Joseph E. Burns	5,774	194,551	11,101	816,151
Renee R. Brooks	—	—	3,987	330,734

(1)	Value realized is based on the difference between the closing price on the date of exercise and the options exercise price.
(2)

Reflects the vested shares that were received pursuant to the stock based benefit plan by each named executive officer that in the case of these awards vest on December 31 of each year with final vesting at the end of the month in which Mr. Hill and Mr. Pollok reaches their retirement age of 60 years old, and age 65 years old for Mr. Burns. As described in further detail under “2016 Long-Term Incentive Plan – Results of 2014 Long-Term Incentive Plan Which Ended in 2016” beginning on page 35, also reflects performance-based RSUs that were granted by the Company in January 2014 and which have been earned by the NEOs and vested on December 31, 2016.

(3)	Value realized is based on the market value of the underlying shares on the vesting date.

PENSION BENEFITS

		Number of Years Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last
Name	Plan Name	(1)	(2)	Fiscal Year ($)
Robert R. Hill, Jr.	Defined Benefit Pension Plan	15	$215,794	$—
John C. Pollok	Defined Benefit Pension Plan	15	206,687	—
John F. Windley	Defined Benefit Pension Plan	9	169,399	—
	Supplemental Executive Retirement Plan	5	503,135	—
Joseph E. Burns	Defined Benefit Pension Plan	10	241,786	—
Renee R. Brooks	Defined Benefit Pension Plan	15	45,794	—

(1)

Number of years credited service for the Defined Benefit Pension Plan equals the actual years of service for each named executive officer. Mr. Windley entered into the SERP on January 2, 2003 and his number of years credited service began on that date.

(2)

Pension plan amounts reflect the present value of the accumulated benefit at December 31, 2016. See Note 18 of the Company’s financial statements included in Form 10-K for the assumptions used for the defined benefit plan. SERP amounts represent the current aggregate liability carried on the Company’s books for each of the NEOs.

The Defined Benefit Pension Plan is described in Compensation Discussion and Analysis—Employee & Executive Benefits—Employee’s Pension Plan.

Supplemental Executive Retirement Plan

As of December 31, 2016, the SERP agreement of Mr. Windley provided for a supplemental executive retirement benefit payout under one of five scenarios: normal retirement, early termination, disability, and change in control or early retirement benefit.

Normal and Early Retirement Benefit

The following table provides the normal retirement age, reduced benefit retirement age (if applicable), base benefit amount, and payout period:

Name	Normal Retirement Age	Early Retirement Age	Base Benefit Amount	Payout Period in Years
John F. Windley	65	n/a	$50,000	15

The exact amount of benefits would be generally determined by reference to the number of calendar years after 2002 in which the Company satisfied specified performance measures, namely that the Company’s net income after taxes and its total assets grew in the aggregate by an amount that would at least equal to annualized growth of 6% and 7%, respectively.  If the named executive officer had retired at normal retirement age as of December 31, 2016, he would have been entitled to 100% of his maximum annual retirement benefit based on this performance measure.  A smaller annual benefit, payable over the 15-year period after the executive attains his normal retirement age, will become payable if his employment is terminated prior to attaining retirement age for any reason other than death or for cause.

Benefit at Death

If the executive dies, the Company will be required to pay his beneficiary a lump sum death benefit of $250,000 plus annual payments as presented below:

Name	Normal Retirement Age	Early Retirement Age	Base Benefit Amount	Payout Period in Years
John F. Windley	65	n/a	$50,000	10

Noncompetition

Mr. Windley will forfeit his retirement benefits under the SERP if he competes with the Company during the 18 months following termination of his employment.

The Company’s obligations under the agreements are general unsecured obligations of the Company, although the agreements require the Company to establish a grantor (“rabbi”) trust for such benefits following a change in control.

DEFERRED COMPENSATION PLAN

The Company has adopted a deferred compensation plan in which selected members of senior management, including executive officers, and/or other highly compensated employees, have the opportunity to elect to defer current compensation for retirement income or other future financial needs. Only eligible employees, as approved by the Compensation Committee, may participate in the plan. Each year participants can choose to have portions of their compensation for the upcoming year deferred by a certain whole percentage amount ranging between 5% and 100%. Deferrals are recorded in a bookkeeping account which is adjusted to reflect hypothetical investment earnings and losses of investment funds selected by the plan participant among those offered pursuant to the plan. Payments made under the plan will be made from the general assets of the Company, and will be subject to claims of its creditors. Amounts payable under the plan are payable at the future times (or over the periods) designated by plan participants upon their enrollment in the plan and their annual renewal of enrollment.

The investment options available to an executive under the deferred compensation plan are listed below along with their annual rate of return for the calendar year ended December 31, 2016, 2015 and 2014, as reported by the administrator of the deferred compensation plan. The rates assume that 100% of the participant’s contribution was deferred as of the first business day of 2016.

	Rates of Return
Name of Fund	2016	2015	2014
Vanguard Selected Value	16.34%	0.61%	12.68%
Metropolitan West Total Return	2.47%	0.61%	12.68%
Federated Treasury Obligations	0.19%	0.61%	12.68%
Vanguard Prime Money Market	N/A	0.05%	0.01%
Harbor Bond	N/A	0.23%	4.78%
Columbia Dividend Income	13.47%	0.61%	12.68%
Vanguard 500 Index Sig	N/A	N/A	13.64%
Mainstay Large Cap Growth	(2.28)%	6.17%	10.54%
Goldman Sach MC Value	N/A %	(9.46)%	13.25%
T. Rowe Price Mid Cap Growth	6.30%	6.56%	13.16%
Diamond Hill SC	14.10%	(3.73)%	4.60%
Columbia Acorn USA	N/A	(1.36)%	3.61%
Amer Fds EuroPacific R5	1.00%	(0.53)%	(2.35)%
T. Rowe Price New Horizons	7.79%	4.50%	6.10%
Templeton Global Bond	6.61%	(4.03)%	1.84%
PIMCO Commodity Real Return	14.54%	(25.70)%	(18.06)%
Vanguard REIT Index	8.50%	2.39%	30.32%
Vanguard Short-Term Bond	2.83%	1.13%	1.86%
Vanguard Index 500 Adm	11.93%	1.36%	N/A
Principal High Yield	15.05%	(2.81)%	N/A

The table below summarizes the amounts in each named executive officer’s deferred compensation savings plan:

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Robert R. Hill, Jr.	$226,364	$—	$—	$—	$1,096,304
John F. Windley	24,790	—	—	—	223,462
Joseph E. Burns	—	—	—	—	14,840

(1)	Includes the total compensation to the above NEOs for which payment was deferred in 2016. These amounts also comprise part of the amounts in the Salary column of the Summary Compensation Table.
(2)	Includes total loss in 2016 on the aggregate balance in the named executive officer’s deferred compensation plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The Company has entered into certain agreements and maintains certain plans that will require the Company to provide compensation to named executive officers of the Company in the event of a termination of employment or a change in control of the Company.

The amounts of total compensation payable to each named executive officer upon voluntary termination without good reason, voluntary termination for good reason, termination by Company without cause, termination by Company for cause, normal retirement, early retirement, termination due to disability, termination due to death and termination associated with a change in control are shown in the tables below. The amounts assume that such termination was effective as of December 31, 2016 (the last day of the fiscal year), and thus include amounts earned through such time and are estimates of the amounts that would have been paid out to the executives upon their termination as of such date. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

For purposes of each named executive officer’s employment agreement, the terms “good reason”, “cause”, “disability”, “change of control” and “total compensation” are defined below:

(a)

“Good reason” means, without Employee’s written consent, the occurrence of any of the following circumstances unless such circumstances are fully corrected within 30 days after Employee notifies the Company in writing of the existence of such circumstances as hereinafter provided:

i.

the assignment to Employee of any duties, functions or responsibilities other than those contemplated by the employment agreement or materially inconsistent with the position with the Company that Employee held immediately prior to the assignment of such duties or responsibilities or any adverse alteration in the nature or status of Employee’s responsibilities or the condition of Employee’s employment from those contemplated in the employment agreement;

ii.

a reduction by the Company in Employee’s total compensation or as it may be increased from time to time, except for across-the-board salary reductions similarly affecting all management personnel of the Company;

iii.

the relocation of the Company’s headquarters to a location more than fifty miles from its current location in Columbia, South Carolina, or the Company’s requiring Employee to be based anywhere other than the Company’s offices at such location, except for required travel on Company business;

iv.

the failure by the Company to pay Employee any portion of Employee’s compensation within the time guidelines established pursuant to standard Company policies, or any other material breach by the Company of any other material provision of the employment agreement; or

v.	the giving of notice by the Company of non-renewal of the employment agreement.
(b)

“Cause” generally means: (A) the repeated failure of Employee to perform his responsibilities and duties; (B) the commission of an act by Employee constituting dishonesty or fraud against the Company or the Bank; (C) being charged with a felony; (D) habitual absenteeism; (E) Employee is determined to have been on the job while under the influence of alcohol, unauthorized or illegal drugs, prescription drugs that have not been prescribed for the Employee, or other substances that have the potential to impair the Employee’s judgment or performance; (F) the commission of an act by Employee involving gross negligence or moral turpitude that brings the Company or any of its affiliates into public disrepute or disgrace or causes material harm to the customer relations, operations or business prospects of the Company or its affiliates; (G) bringing firearms or weapons into the workplace; (H) the Employee’s failure to comply with policies, standards, and regulations of Company; (I) the Employee’s engagement in conduct which is in material contravention of any federal, state or local law or ordinance other than a minor offense which does not reflect or impact upon the Employer or Bank; (J) the Employee’s engagement in conduct which is unbecoming to or inconsistent with the duties and responsibilities of a member of management of the Employer; or (K) the Employee engaging in sexual or other form of illegal harassment.

(c)

“Disability” means disability suffered by Employee for a continuous period of at least three months or any impairment of mind or body that is likely to result in a disability of Employee for more than six months during any twelve-month period.

(d)	“Change of Control” means the occurrence of one of the following:
i.

A change in ownership of the Company occurs on the date that any one person, or more than one person acting as a group (as determined in Paragraph (i)(5)(v)(B) of Treasury Regulation Section 1.409A-3), acquires ownership of more than 50% of the total fair market value or total voting power of the Company or Bank other than (A) with respect to the Bank, the Company (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (C) employee or a group of persons including Employee, and (D) an underwriter or group of underwriters owning shares of common voting stock in connection with a bona fide public offering of such shares and the sale of such shares to the public;

ii.

A change in the effective control of the Company occurs on the date that (a) a person, or more than one person acting as a group (as determined in Paragraph (i)(5)(v)(B) of Treasury Regulation Section 1.409A-3), acquires ownership (or having acquired during the 12-month period ending on the date of his most recent acquisition) of 30% or more of the total voting power of the stock of the Company or Bank, or (b) a majority of the members of the Company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors prior to the date of appointment or election, provided that the Company is a corporation for which there is no majority shareholder.

iii.

A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any one person, or more than one person acting as a group (as determined in Paragraph (i)(5)(v)(B) of Treasury Regulation Section 1.409A-3), acquires (or having acquired during the 12-month period ending on the date of his most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition. For purposes of this provision, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

This definition of Change in Control is intended to fully comply with the definition of a change in control event as set forth in Treasury Regulation Section 1.409A-3(i) (5).

(a)

“Total Compensation” for each named executive officer includes the employee’s base salary, the greater of the employee’s annual bonus for the fiscal year preceding the year in which the executive’s employment terminates or the average bonus for the five years preceding the year of termination, and the amount the Company contributes toward the employee’s health and dental insurance premiums. For Mr. Hill, total compensation also includes the value associated with the personal use of a company-owned automobile and reimbursement for country club dues and other such dues and fees as may be approved by the board.

The following table outlines certain differences between each agreement for Messrs. Hill, Pollok, Windley, Burns, and Mrs. Brooks:

Name	Change in Control Payout Multiple	Non-Compete Period (Months)
Robert R. Hill, Jr.	.99 times	24
John C. Pollok	2.5 times	24
John F. Windley	2 times	18
Joseph E. Burns	2 times	12
Renee R. Brooks	2 times	12

Mr. Hill is the only NEO entitled to receive compensation for his noncompete agreement with the Company. His noncompete agreement is set for a 24-month period starting on the termination date. He would be entitled to two years of his Total Compensation package, as defined in the Total Compensation definition (Item d) above, paid in two equal lump sums, the first at time of termination and the second on the first anniversary of termination. Should he violate any of the covenants listed in the noncompetition agreement, no payments that are still due will be paid and the Company has the right to secure an injunction for damages to recover any previous payments made under the agreement.

On January 22, 2009, the Company established an equity based retirement benefit represented by grants of restricted stock to Messrs. Hill, Pollok and Burns. The grants replaced prior SERP agreements and are intended to provide similar economic benefit to the executives and more closely align the interests of these executives with the long-term profitability of the Bank, the Company and its shareholders. Each restricted stock grant vests on December 31 of each year with final vesting at the end of the month in which the executive reaches his retirement age of 60 years old. Mr. Hill was granted 30,780 shares of restricted stock with final vesting on October 31, 2026. Mr. Pollok was granted 28,265 shares of restricted stock with final vesting on October 31, 2025. Mr. Burns was granted 10,555 shares of restricted stock with final vesting on August 31, 2019. The fair value per share of the stock granted was $27.57 on January 22, 2009.

The Company has individual SERP agreements established on or about November 1, 2006 and amended on December 31, 2008, by and between the Bank and John F. Windley and certain other executives. Although benefits under the SERP arrangements are defined for retirement and early retirement, we do not present these payout estimates in the following tables. None of the named executive officers would be eligible to receive such payments due to the age of the officers on December 31, 2016. The earliest a retirement benefit could be provided to any of the current named executive officers – currently Mr. Windley – would be in 2018.

The following tables provide the potential payments upon termination for all relevant scenarios as of December 31, 2016.

Robert R. Hill, Jr.

The following table describes the potential payments upon termination for various reasons for Robert R. Hill, Jr., the Company’s Chief Executive Officer.

Compensation and/or Benefits	Voluntary Termination by Employee Without Good Reason	Voluntary Termination by Employee for Good Reason (not CIC related)	Involuntary Termination by Company w/out Cause	Involuntary Termination by Company For Cause	Termination in the Event of Disability	Termination in the Event of Death	Qualifying Termination Following a Change in Control
Payable upon Termination	(1)	(2)	(2)	(3)	(4)	(5)	(6)
Robert R. Hill, Jr.
Compensation
Cash Severance	$—	$1,930,478	$1,930,478	$—	$1,930,478	$1,930,478	$1,911,173
Noncompete Payments	3,860,956	3,860,956	3,860,956	—	—	—	3,860,956
Intrinsic Value of Unvested Stock Options	—	—	—	—	607,683	607,683	607,683
Intrinsic Value of Unvested Restricted Stock/Units	—	—	—	—	768,945	2,838,402	2,838,402
Benefits & Perquisites
Equity Based Retirement Benefit (7)	—	—	—	—	1,483,440	1,483,440	1,483,440
Medical & Dental Insurance	16,010	24,015	24,015	—	16,010	8,005	23,935
Company Car and Club Dues	4,752	7,128	7,128	—	2,376	2,376	7,104
Tax Gross Up (8)	—	—	—	—	—	—	2,414,814
Total Benefit	$3,881,718	$5,822,577	$5,822,577	$—	$4,808,932	$6,870,384	$13,147,507

(1)

The Executive is entitled to Base Salary through the date of termination and payment of Total Compensation for noncompetition for two years. Total compensation consists of base salary, the greater of the average prior five year bonuses or the last year prior bonus, annual medical and dental benefits, and club memberships, auto allowance, and the expense of attending conferences/meetings in the past twelve months.

(2)

The Company shall continue to pay to the Executive his Total Compensation for a period of twelve months in accordance with the Company's customary payroll practices. The Executive will also receive payment for noncompetition.

(3)	The Company shall have no further obligation to the Executive. The noncompetition agreement will be in force for a period of twelve months with no payments due to the Executive.
(4)

The Company will pay to the Executive an amount equal to twelve months’ Total Compensation in a lump sum, and will continue medical and dental benefits for a twelve-month period on the same basis as in effect on the date of Disability.  Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. Vesting of Performance Restricted Stock Units is not accelerated upon termination in the event of disability. Rather, awards vest as scheduled after the performance period on a pro-rata basis, based on the percentage of the performance period for which the participant was employed by the Company.

(5)

The Company will pay to the beneficiary of the Executive an amount equal to twelve months’ Total Compensation in a lump sum. Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. Performance Restricted Stock Units will vest at 100% of the Target level performance (included in the value above) or, if greater, based on actual performance through the end of the most recent quarter ended.

(6)

Following termination, the Company (or its successors) shall pay in one lump sum to the Executive, or his beneficiary in the event of his subsequent death, an amount equal to 0.99 times Executive's Total Compensation (Change in Control Payment) in effect at the date of termination of employment. In addition, the Executive will also be paid under his noncompetition agreement.

Upon a Change in Control, with or without termination, Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. Performance Restricted Stock Units will vest at 100% of the Target level performance (included in the value above) or, if greater, based on actual performance through the end of the most recent quarter ended. The value of Option Awards is based on the difference between the current market price as of December 31, 2016 and the exercise price for options in-the-money (i.e., options with an exercise price below the current market price). The value of Restricted Stock Awards and Restricted Stock Units is based on the market price of $87.40 as of December 31, 2016.

(7)Mr. Hill’s SERP was replaced in January 2009 with a grant of restricted stock which is intended to provide similar economic benefit to Mr. Hill and more closely align his interests with the long-term profitability of the Company and its shareholders.

(8)  Per Mr. Hill’s Employment Agreement dated December 31, 2008, in the event of a Change in Control, Mr. Hill is entitled to receive an additional payment (a “Gross-Up Payment”) in an amount equal to the federal, state and local income and excise tax imposed by Section 4999 of the Internal Revenue Code. The Company believes that the structure and timing of Mr. Hill’s payments upon a change in control as of December 31, 2016 would have caused the payments or distributions to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. The amount included here is the payment which he would receive from the Company on an after-tax basis equal to the federal, state and local income and excise tax imposed.

John C. Pollok

The following table describes the potential payments upon termination for various reasons for John C. Pollok, the Company’s Chief Financial Officer and Chief Operating Officer.

Compensation and/or Benefits Payable	Voluntary Termination by Employee Without Good Reason	Involuntary Termination by Company w/out Cause	Involuntary Termination by Company For Cause	Termination in the Event of Disability	Termination in the Event of Death	Qualifying Termination Following a Change in Control
Upon Termination	(1)	(2)	(1)	(3)	(4)	(5)
John C. Pollok
Compensation
Cash Severance	$—	$264,582	$—	$—	$—	$3,061,033
Intrinsic Value of Unvested Stock Options	—	—	—	360,457	360,457	360,457
Intrinsic Value of Unvested Restricted Stock/Units	—	—	—	472,834	1,682,188	1,682,188
Benefits & Perquisites
Equity Based Retirement Benefit (7)	—	—	—	1,296,404	1,296,404	1,296,404
Medical & Dental Insurance	—	3,404	—	—	—	17,020
Tax Gross Up (6)	—	—	—	—	—	2,723,357
Total Benefit	$—	$267,986	$—	$2,129,695	$3,339,049	$9,140,459

(1)	The Company shall have no further obligation to the Executive. A noncompetition agreement will be in force for a period of 24 months with no payment due to the Executive.
(2)

The Company shall pay to the Executive his Base Salary for six months following his termination through customary payroll practices. The Company shall also contribute to Executive's COBRA premium by paying the same monthly amount for health and dental insurance coverage as it would if he were an active employee for a period of six months.

(3)

Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. Vesting of Performance Restricted Stock Units is not accelerated upon termination in the event of disability. Rather, awards vest as scheduled after the performance period on a pro-rata basis, based on the percentage of the performance period for which the participant was employed by the Company.

(4)

Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. Performance Restricted Stock Units will vest at 100% of the Target level performance (included in the value above) or, if greater, based on actual performance through the end of the most recent quarter ended.

(5)

The Company (or its successors) shall pay the Executive, or his beneficiary in the event of his subsequent death, an amount equal to two and one-half times Executive's Total Compensation (Change in Control Payment) in effect at the date of termination of employment. Two equal payments shall be made, each consisting of one-half the total Change in Control Payment with the first payment to be made immediately upon cessation of employment and the second to be made exactly one year later.

Upon a Change in Control, with or without termination, Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. Performance Restricted Stock Units will vest at 100% of the Target level performance (included in the value above) or, if greater, based on actual performance through the end of the most recent quarter ended. The value of Option Awards is based on the difference between the current market price as of December 31, 2016 and the exercise price for options in-the-money (i.e., options with an exercise price below the current market price). The value of Restricted Stock Awards and Restricted Stock Units is based on the market price of $87.40 as of December 31, 2016.

(6)

Per Mr. Pollok’s Employment Agreement dated December 31, 2008, in the event of a Change in Control, Mr. Pollok is entitled to receive an additional payment (a “Gross-Up Payment”) in an amount equal to the federal, state and local income and excise tax imposed by Section 4999 of the Internal Revenue Code. The Company believes that the structure and timing of Mr. Pollok’s payments upon a change in control as of December 31, 2016 would have caused the payments or distributions to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. The amount included here is the payment which he would receive from the Company on an after-tax basis equal to the federal, state and local income and excise tax imposed.

(7)

Mr. Pollok’s SERP was replaced in January 2009 with a grant of restricted stock which is intended to provide similar economic benefit to Mr. Pollok and more closely align his interests with the long-term profitability of the Company and its shareholders.

John F. Windley

The following table describes the potential payments upon termination for various reasons for John F. Windley, the President and Chief Banking Officer of the Bank.

Compensation and/or Benefits Payable	Voluntary Termination by Employee Without Good Reason	Involuntary Termination by Company w/out Cause	Involuntary Termination by Company For Cause	Termination in the Event of Disability	Termination in the Event of Death	Qualifying Termination Following a Change in Control
Upon Termination	(1)	(2)	(1)	(3)	(4)	(5) (6)
John F. Windley
Compensation
Cash Severance	$—	$177,270	$—	$—	$—	$1,007,566
Intrinsic Value of Unvested Stock Options	—	—	—	178,399	178,399	178,399
Intrinsic Value of Unvested Restricted Stock/Units	—	—	—	337,364	877,321	877,321
Benefits & Perquisites
Supplemental Non-Qualified Pension (7)	596,981	596,981	—	597,179	728,581	645,692
Medical & Dental Insurance	—	3,400	—	—	—	13,600
Total Benefit	$596,981	$777,651	$—	$1,112,942	$1,784,301	$2,722,578

(1)

The Company shall have no further obligation to the Executive other than the vested portion of the Supplemental Non-Qualified Pension. A noncompetition agreement will be in force for a period of eighteen months with no payment due to the Executive.

(2)

The Company shall pay to the Executive his Base Salary for six months following his termination through customary payroll practices. The Company shall also contribute to Executive's COBRA premium by paying the same monthly amount for health and dental insurance coverage as it would if he were an active employee for a period of 6 months.

(3)

Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. Performance Restricted Stock Units will vest pro-rata, the numerator of which shall be the number of whole months during the performance period that the Participant was employed by the Company, and the denominator of which shall be the total number of months in the performance period.

(4)

Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. Vesting of Performance Restricted Stock Units is not accelerated upon termination in the event of disability. Rather, awards vest as scheduled after the performance period on a pro-rata basis, based on the percentage of the performance period for which the participant was employed by the Company.

(5)

The Company (or its successors) shall pay the Executive, or his beneficiary in the event of his subsequent death, an amount equal to two times Executive's Total Compensation (Change in Control Payment) in effect at the date of termination of employment. Two equal payments shall be made, each consisting of one-half the total Change in Control Payment with the first payment to be made immediately upon cessation of employment and the second to be made exactly one year later.

Upon a Change in Control, with or without termination, Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. Performance Restricted Stock Units will vest at 100% of the Target level performance (included in the value above) or, if greater, based on actual performance through the end of the most recent quarter ended. The value of Option Awards is based on the difference between the current market price as of December 31, 2016 and the exercise price for options in-the-money (i.e., options with an exercise price below the current market price). The value of Restricted Stock Awards and Restricted Stock Units is based on the market price of $87.40 as of December 31, 2016.

(6)

The benefit shall be reduced to the extent necessary to cause the aggregate present value of all payments in the nature of compensation to the Executive not to exceed 2.99 times the base amount as defined per Code §280G. As a result of this benefit limit, the cash severance level was reduced from $1,330,168 to $1,007,566.

(7)

The amounts payable under the Supplemental Non-Qualified Pension are in accordance with a SERP that is targeted to pay $50,000 annually for fifteen years to Mr. Windley at his normal retirement date. The following table provides the assumptions used to calculate the total benefit under each termination or retirement scenario. In the table on the prior page, we presented the present values of all benefits using a 2.00% discount rate (120% of mid-term semi-annual AFR as of December 2016):

		Annual	Total
Scenario	Payment Term	Benefit	Benefit	Explanation of Calculation
Voluntary Termination by Employee Without Good Reason	15 years payable at normal retirement age	$36,982	$554,733	80% of $46,228, the present value of $50,000 (annual benefit) discounted using a 4% annual rate from normal retirement age times payment term.
Termination by Company Without Cause	15 years payable at normal retirement age	$36,982	$554,733	80% of $46,228, the present value of $50,000 (annual benefit) discounted using a 4% annual rate from normal retirement age times payment term.
Termination Due to Disability	15 years payable at normal retirement age	$46,228	$693,416	Present value at 12/31/16 of $50,000 annual benefit discounted using a 4% annual rate from normal retirement age.
Termination Due to Death	10 years payable at time of death + lump sum of $250,000	$50,000	$750,000	The annual benefit times payment term plus additional lump sum of $250,000.
Termination Associated with a Change in Control	15 years payable at normal retirement age	$50,000	$750,000	The annual benefit of $50,000 times the payment terms.

Joseph E. Burns

The following table describes the potential payments upon termination for various reasons for Joseph E. Burns, the Company's Chief Credit Officer.

Compensation and/or Benefits Payable	Voluntary Termination by Employee Without Good Reason	Involuntary Termination by Company w/out Cause	Involuntary Termination by Company For Cause	Termination in the Event of Disability	Termination in the Event of Death	Qualifying Termination Following a Change in Control
Upon Termination	(1)	(2)	(1)	(3)	(4)	(5) (6)
Joseph E. Burns
Compensation
Cash Severance	$—	$165,329	$—	$—	$—	$1,088,189
Intrinsic Value of Unvested Stock Options	—	—	—	167,012	167,012	167,012
Intrinsic Value of Unvested Restricted Stock/Units	—	—	—	325,041	828,028	828,028
Benefits & Perquisites
Supplemental Non-Qualified Pension (7)	—	—	—	230,299	230,299	230,299
Medical & Dental Insurance	—	3,400	—	—	—	13,600
Total Benefit	$—	$168,729	$—	$722,352	$1,225,339	$2,327,128

(1)	The Company shall have no further obligation to the Executive. A noncompetition agreement will be in force for a period of twelve months with no payment due to the Executive.
(2)

The Company shall pay to the Executive his Base Salary for six months following his termination through customary payroll practices. The Company shall also contribute to Executive's COBRA premium by paying the same monthly amount for health and dental insurance coverage as it would if he were an active employee for a period of six months.

(3)

Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. Vesting of Performance Restricted Stock Units is not accelerated upon termination in the event of disability. Rather, awards vest as scheduled after the performance period on a pro-rata basis, based on the percentage of the performance period for which the participant was employed by the Company.

(4)

Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. Performance Restricted Stock Units will vest at 100% of the Target level performance (included in the value above) or, if greater, based on actual performance through the end of the most recent quarter ended.

(5)

The Company (or its successors) shall pay the Executive, or his beneficiary in the event of his subsequent death, an amount equal to two times Executive's Total Compensation (Change in Control Payment) in effect at the date of termination of employment. Two equal payments shall be made, each consisting of one-half the total Change in Control Payment with the first payment to be made immediately upon cessation of employment and the second to be made exactly one year later.

Upon a Change in Control, with or without termination, Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. Performance Restricted Stock Units will vest at 100% of the Target level performance (included in the value above) or, if greater, based on actual performance through the end of the most recent quarter ended. The value of Option Awards is based on the difference between the current market price as of December 31, 2016 and the exercise price for options in-the-money (i.e., options with an exercise price below the current market price). The value of Restricted Stock Awards and Restricted Stock Units is based on the market price of $87.40 as of December 31, 2016.

(6)

The benefit shall be reduced to the extent necessary to cause the aggregate present value of all payments in the nature of compensation to the executive not to exceed 2.99 times the base amount as defined per Code §280G. As a result of this benefit limit, the cash severance level was reduced from $1,240,570 to $1,088,189.

(7)

Mr. Burns’ SERP was replaced in January 2009 with a grant of restricted stock which is intended to provide similar economic benefit to Mr. Burns and more closely align his interests with the long-term profitability of the Company and its shareholders.

Renee R. Brooks

The following table describes the potential payments upon termination for various reasons for Renee R. Brooks, the Company’s Chief Administrative Officer and Chief Risk Officer.

Compensation and/or Benefits Payable	Voluntary Termination by Employee Without Good Reason	Involuntary Termination by Company w/out Cause	Involuntary Termination by Company For Cause	Termination in the Event of Disability	Termination in the Event of Death	Qualifying Termination Following a Change in Control
Upon Termination	(1)	(2)	(1)	(3)	(4)	(5) (6)
Renee R. Brooks
Compensation
Cash Severance	$—	$328,081	$—	$—	$—	$640,522
Intrinsic Value of Unvested Stock Options	—	—	—	135,565	135,565	135,565
Intrinsic Value of Unvested Restricted Stock/Units	—	—	—	246,818	735,558	735,558
Benefits & Perquisites
Medical & Dental Insurance	—	3,404	—	—	—	13,616
Total Benefit	$—	$331,485	$—	$382,383	$871,123	$1,525,261

(1)	The Company shall have no further obligation to the Executive. A noncompetition agreement will be in force for a period of 12 months with no payment due to the Executive.
(2)

The Company shall pay to the Executive her Base Salary for 12 months following her termination through customary payroll practices. The Company shall also contribute to Executive's COBRA premium by paying the same monthly amount for health and dental insurance coverage as it would if she were an active employee for a period of 12 months.

(3)

Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. Vesting of Performance Restricted Stock Units is not accelerated upon termination in the event of disability. Rather, awards vest as scheduled after the performance period on a pro-rata basis, based on the percentage of the performance period for which the participant was employed by the Company.

(4)

Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. Performance Restricted Stock Units will vest at 100% of the Target level performance (included in the value above) or, if greater, based on actual performance through the end of the most recent quarter ended.

(5)

The Company (or its successors) shall pay the Executive, or his beneficiary in the event of his subsequent death, an amount equal to two times Executive's Total Compensation (Change in Control Payment) in effect at the date of termination of employment. Two equal payments shall be made, each consisting of one-half the total Change in Control Payment with the first payment to be made immediately upon cessation of employment and the second to be made exactly one year later.

Upon a Change in Control, with or without termination, Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. Performance Restricted Stock Units will vest at 100% of the Target level performance (included in the value above) or, if greater, based on actual performance through the end of the most recent quarter ended. The value of Option Awards is based on the difference between the current market price as of December 31, 2016 and the exercise price for options in-the-money (i.e., options with an exercise price below the current market price). The value of Restricted Stock Awards and Restricted Stock Units is based on the market price of $87.40 as of December 31, 2016.

(6)

The benefit shall be reduced to the extent necessary to cause the aggregate present value of all payments in the nature of compensation to the executive not to exceed 2.99 times the base amount as defined per Code §280G. As a result of this benefit limit, the cash severance level was reduced from $1,230,902 to $640,522.

DIRECTOR COMPENSATION

The Company uses a combination of cash and stock‑based compensation to attract and retain qualified persons to serve on the Board of Directors.  Directors are subject to a minimum share ownership requirement.  Each director is required to directly own $125,000 of the Company’s stock by the end of the third anniversary of the first election to the board of directors, and $250,000 of the Company’s stock by the end of the sixth anniversary of the first election to the Board of Directors.  Director compensation is recommended by the Compensation Committee after discussion with the compensation consultant and is approved by the Board of Directors, and is intended to provide an appropriate level of compensation to attract and retain qualified directors and is competitive with that of comparable financial institutions.

For the fiscal year ended December 31, 2016, non-employee directors of the Company were paid $1,000 per regularly scheduled board meeting attended.  The Company pays a quarterly cash retainer fee to each director. Directors who are also officers employed by the Company or the Bank do not receive fees or any other separate cash compensation for serving as a director.  Members of the committees are paid additional compensation of $500, for each regularly scheduled meeting attended.  The chair of the Audit, Compensation, Governance, Wealth Management and Trust, and Risk Committees received $1,000 per committee meeting attended in lieu of the corresponding amounts above. For special meetings, the director is paid at the same rates above, except for those attended via telephone, which are paid at one-half the regular rate.

In May 2016, the Company awarded to each non-employee director serving at the time 588 shares of restricted stock except for 666 shares awarded to Jimmy Addison, M. Oswald Fogle, Cynthia A. Hartley, Kevin Walker, and John W. Williamson, III, who serve as the chair of the Governance, Risk, Compensation, Audit, and Wealth Management and Trust Committees, respectively. These awards were granted following the Company’s annual shareholders’ meeting and vested 25% per quarter over a period of one year from the date of grant.  In addition, Martin B. Davis was awarded 400 shares of restricted stock upon joining the Board of Directors in May 2016 with the shares vesting 25% per quarter over a period of one year from the date of grant. The Company intends to grant restricted stock awards annually to its non-employee directors in similar amounts and terms following the shareholders’ meeting, under the authorization of the 2017 stock incentive plan.

Robert R. Horger, who serves as chairman of the Board of the Company, currently receives $126,830 annually for serving in that capacity.  In addition, in January 2016, the Company granted to Mr. Horger 427 shares of restricted stock valued at $69.48 per share at the date of grant and 1,078 stock options at an exercise price per share of $69.48. The restricted stock cliff vests 100% at the end of four years and the stock options become exercisable in four equal annual installments over the four-year period following the date of grant.

The following table sets forth the fees and all other forms of compensation paid to Chairman Horger and the Company’s directors in 2016. Each component of compensation is discussed in further detail in the footnotes following the table.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
Robert R. Horger (6)	$126,830	$29,668	$30,583	$—	$—	$10,655	$197,736
Jimmy E. Addison	45,750	46,607	—	—	—	506	92,862
Luther J. Battiste, III	38,000	41,148	—	—	—	446	79,595
Paula Harper Bethea	39,250	41,148	—	—	—	446	80,845
Martin B. Davis (7)	19,000	27,492	—	—	—	220	46,712
Robert H. Demere Jr.	37,000	41,148	—	—	—	446	78,595
M. Oswald Fogle	47,000	46,607	—	—	—	506	94,112
Herbert G. Gray	37,500	41,148	—	—	—	446	79,095
Cynthia A. Hartley	49,750	46,607	—	—	—	506	96,862
Thomas J. Johnson	36,250	41,148	—	—	—	446	77,845
Ralph W. Norman, Jr.	39,250	41,148	—	—	—	446	80,845
Alton C. Phillips	38,500	41,148	—	—	—	446	80,095
James W. Roquemore	39,250	41,148	—	—	—	446	80,845
Richard W. Salmons, Jr.	38,000	41,148	—	—	—	446	79,595
B. Ed Shelley, Jr.	36,000	41,148	—	—	—	446	77,595
Thomas E. Suggs	36,750	41,148	—	—	—	446	78,345
Kevin P. Walker	51,500	46,607	—	—	—	506	98,612
John W. Williamson, III	43,250	46,607	—	—	—	506	90,362

(1)

Includes total compensation earned through salary (Chairman Horger only), Board fees, retainers and committee fees, whether paid or deferred. Refer to the Board of Directors and Committees section of this proxy statement for more information regarding committee membership and fees.

(2)

From time to time, the Company has awarded shares of restricted stock to its directors.  All shares of restricted stock awarded to the non-employee directors during 2016 vest at 25% per calendar quarter over a period of four quarters.  Each director generally has the right to vote restricted shares and to receive dividends paid on the shares prior to vesting.  The market value of the shares is determined by the closing market price of the Company’s common stock on the date of the grant ($69.48 on the date of grant for Chairman Horger, $68.73 on the date of grant for Martin B. Davis, and $69.98 on the date of grant for all of the other directors). The value of restricted stock grants shown above equals the grant date fair value in accordance with FASB ASC Topic 718.

(3)

These totals reflect the dollar amount of the grant date fair value of the option award, in accordance with FASB ASC Topic 718. The valuation assumptions for the Black‑Scholes model used to value these option awards is found on page 42. The Black‑Scholes price for the option awards granted to Mr. Horger on January 4, 2016 was $28.37 per option. The Board of Directors’ total aggregate amount of stock options outstanding at December 31, 2016 was 28,902.

(4)	During 2016, nonqualified deferred compensation plan balances experienced an unrealized gain/loss; however, there was no income exceeding 120% of the applicable long-term federal rate (“AFR”).
(5)

Includes a $1.21 dividend ($0.28 for first quarter, $0.30 for second quarter, $0.31 for third quarter, and $0.32 for fourth quarter) on all unvested restricted stock grants outstanding at the time of the dividend. For Chairman Horger the amount includes an employer matching contribution to an employee savings plan and also life insurance premiums.

(6)	In October 2016, the Compensation Committee recommended that the Board of Directors increase the base compensation of Chairman Horger by 2.75% effective January 1, 2017.
(7)	Martin B. Davis joined the Board of Directors in May 2016.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Bank has loan and deposit relationships with some of the directors of the Company and the Bank and loan, deposit, and fee-for-service relationships with some of the companies with which the directors are associated, as well as with some members of the immediate families of the directors. (The term “members of the immediate families” for purposes of this paragraph includes each person’s spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, and brothers and sisters-in-law.) Such loan, deposit, or fee relationships were made in the ordinary course of business, were made on substantially the same terms, including interest rates, collateral and fee pricing as those prevailing at the time for comparable transactions with other persons not related to the lender, and did not, at the time they were made, involve more than the normal risk of collectability or present other unfavorable features.

Robert R. Horger, Chairman of the Board of the Company, is a partner in the law firm of Horger, Barnwell & Reid, L.L.P., which the Company, engaged, among other law firms, as counsel during 2016 and may engage during the current fiscal year.  In 2016, the Company and Mr. Horger were involved in non-material related party transactions in that the Company made payments totaling approximately $10,165 to Horger, Barnwell & Reid, and L.L.P.  This amount did not exceed either $200,000 or 5% of the law firm’s gross revenue.

Thomas E. Suggs, a director, is President and Chief Executive Officer of Keenan & Suggs, Inc., an insurance brokerage and consulting firm that the Company used during 2016 and will use during the current fiscal year as an insurance broker for certain policies.  In 2016, the Company made payments directly to either, Keenan & Suggs, Inc., as the Company’s insurance placement agent, or directly to insurance carriers.  Keenan & Suggs, Inc. recognized $169,680 in revenue (commission) from the Company as its insurance placement agent.  The CFO at Keenan & Suggs, Inc. has verified the amount paid to Keenan & Suggs, Inc. was well below 5% of Keenan & Suggs, Inc.’s total gross revenue for 2016, which is a key measure under NASDAQ’s independence requirements.

During 2016, Gray Re Holdings, LLC received $9,000 in rent payments related to thirty-eight parking spaces at one of our branches on the coast of South Carolina.  Herbert G. Gray owns 25% of the outstanding membership interests of this limited liability company.  Mr. Gray is not the manager of the limited liability company.  These payments are not material and do not impair Mr. Gray’s independence under NASDAQ’s independence requirements.

The Company has adopted a Conflict of Interest/Code of Ethics Policy that contains written procedures for reviewing transactions between the Company and its directors and executive officers, their immediate family members, and entities with which they have a position or relationship. These procedures are intended to determine whether any such related person transaction impairs the independence of a director or presents a conflict of interest on the part of a director or executive officer. This policy also requires the Bank to comply with Regulation O, which contains restrictions on extensions of credit to executive officers, directors, certain principal shareholders, and their related interests. Such extensions of credit (i) must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with third parties and (ii) must not involve more than the normal risk of repayment or present other unfavorable features. The Conflict of Interest/Code of Ethics policy is located on the Company’s website at https://www.southstatebank.com/ under Investor Relations.

The Company annually requires each of its directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related person transactions.  The Company’s Governance Committee, which consists entirely of independent directors, annually reviews all relationships and amounts disclosed in the directors’ and officers’ questionnaires, and the Board of Directors makes a formal determination regarding each director’s independence under The NASDAQ Stock Market listing standards and applicable SEC rules.

In addition, the Bank is subject to the provisions of Section 23A of the Federal Reserve Act, which places limits on the amount of loans or extensions of credit to, or investments in, or certain other transactions with, affiliates and on the amount of advances to third parties collateralized by the securities or obligations of affiliates. The Bank is also subject to the provisions of Section 23B of the Federal Reserve Act which, among other things, prohibits an institution from engaging in certain transactions with certain affiliates unless the transactions are on terms substantially the same, or at least as favorable to such institution or its subsidiaries, as those prevailing at the time for comparable transactions with nonaffiliated companies.

In addition to the annual review, the Company has appointed a corporate ethics officer to implement and monitor compliance with the Conflict of Interest/Code of Ethics Policy. The corporate ethics officer reports to the Company’s general auditor who passes this information to the board’s Audit Committee and Chief Executive Officer quarterly and also advises the Company’s executive committee and management with respect to potential conflicts of interest. The related party transactions described above were approved by the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

As required by Section 16(a) of the Securities Exchange Act of 1934, the Company’s directors and executive officers are required to report periodically their ownership of the Company’s stock and any changes in ownership to the SEC.  Based on written representations made by these affiliates to the Company and a review of the Forms 3, 4 and 5, it appears that all such reports for these persons were filed timely in 2016, except for one missed Form 4 filing relating to Keith S. Rainwater, Principal Accounting Officer, and a grant of restricted stock units.  On April 1, 2016, Mr. Rainwater was granted 799 restricted stock units, and the related Form 4 was inadvertently not reported until April 12, 2016.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Dixon Hughes Goodman LLP, certified public accountants, as the independent registered public accounting firm for the Company and the Bank for the current fiscal year ending December 31, 2017, subject to ratification by the Company’s shareholders. Dixon Hughes Goodman LLP has advised the Company that neither the firm nor any of its partners has any direct or material interest in the Company and its subsidiary except as independent registered auditors and certified public accountants of the Company. Representatives of Dixon Hughes Goodman LLP are expected to be at the Annual Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s financial reporting process, including internal controls, on behalf of the Board of Directors. The committee is composed of four directors of the Company, each of whom is independent as defined by the rules of The NASDAQ Stock Market applicable to directors who serve on the Audit Committee. The Audit Committee operates under an Audit Committee charter that complies with the requirements regarding Audit Committees established by the Sarbanes‑Oxley Act of 2002 and the rules and regulations of the SEC and The NASDAQ Stock Market.

Management has the primary responsibility for the Company’s financial statements, internal controls, and financial reporting. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles and the conformity of the Company with maintaining internal controls over financial reporting as specified by the Sarbanes‑Oxley Act of 2002.

In the context of its responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the December 31, 2016 audited financial statements. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the auditors with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board (the “PCAOB”).  In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with them their independence from the Company and its management.  The Audit Committee also has considered whether the independent registered public accounting firm’s provision of non-audit services, as set forth in the section entitled Audit and Other Fees below, is compatible with the auditor’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on SEC Form 10-K for the year ended December 31, 2016 for filing with the SEC.

This report is provided by the following independent directors, who comprise the Audit Committee:

Kevin P. Walker, Chairman	Martin B. Davis	Robert H. Demere Jr.
Grey B. Murray

AUDIT AND OTHER FEES

The Audit Committee selected Dixon Hughes Goodman LLP as the Company’s Independent Registered Public Accounting Firm for the year ended December 31, 2016.  Fees for professional services provided for the respective fiscal years ended December 31 are set forth below:

	2016	2015
Audit fees(1)	$750,982	$780,185
Audit related fees(2)	92,970	93,816
Total Audit Fees	$843,952	$874,001

(1)

All fees related to the financial statement audit, required quarterly reviews of interim financial information, audit of internal controls over financial reporting, and attesting to internal control over financial reporting in accordance with the Federal Deposit Insurance Corporation Improvement Act of 1991.

(2)

Audit‑related fees are for services rendered in connection with audits of the Company’s employee benefit plans, the audit of the Company’s broker dealer subsidiary, and reports on compliance with mortgage servicing related standards.

Pre-Approval Policy

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. Under the policy, and in accordance with the Sarbanes‑Oxley Act of 2002, the Audit Committee may delegate pre-approval authority to one or more of its members. However, any member to whom such authority is delegated is required to report on any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all services provided by Dixon Hughes Goodman LLP during 2016. None of the services were performed by individuals who were not employees of the independent registered public accounting firm.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

The Company will mail to shareholders who request them, these proxy materials and/or a copy of its Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC.  Further inquiries regarding the Form 10-K should be directed to:  South State Corporation, P.O. Box 1030, Columbia, South Carolina 29202, Attention:  John C. Pollok, Chief Financial Officer and Chief Operating Officer.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No current or former officer, and no other member of the Compensation Committee, has directly or indirectly entered into any transactions with the Company of a nature that would be required to be disclosed in this proxy statement.

OTHER BUSINESS

The Company does not know of any other business to be presented at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

Appendix A

SOUTH STATE CORPORATION
OMNIBUS STOCK AND PERFORMANCE PLAN

(Originally approved by shareholders on April 24, 2012, as Amended and Restated Effective as of
April 20, 2017)

ARTICLE I
DEFINITIONS

1.1"Agreement" means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Award issued to such Participant.

1.2"Applicable Exchange" means NasdaqGS or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

1.3"Award" means, individually or collectively, any Incentive Stock Option, Non-Qualified Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Unit, Cash Award or Other Stock-Based Award granted pursuant to the terms of this Plan.

1.4"Board" means the board of directors of the Company.

1.5"Cash Award" has the meaning set forth in Article X of the Plan.

1.6"Change of Control" means the occurrence of the following:

(a)

any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (i) the Company, (ii) any subsidiary of the Company, (iii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any subsidiary of the Company, or (iv) any company owned, directly or indirectly, by the shareholder of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Section 13(d) of the Exchange Act), together with all Affiliates and Associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations under the Exchange Act) of such person, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities; or

(b)

the consummation of a merger or consolidation of the Company or any of its affiliates with any other company, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) after which no "person" (with the method of determining "beneficial ownership" used in clause (a) of this definition) owns more than thirty percent (30%) of the combined voting power of the securities of the Company or the surviving entity of such merger or consolidation; or

(c)

during any period of two consecutive years (not including any period prior to the execution of the Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has conducted or threatened a proxy contest, or has entered into an agreement with the Company to effect a transaction described in clause (a), (b) or (d) of this definition) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof; or

(d)	the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

1.7"Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

1.8"Committee" means the compensation committee of the Board or such other committee of the Board as it may designate.

1.9“Common Stock" means the common stock, $2.50 par value per share, of the Company.

1.10"Company" means South State Corporation.

1.11"Date of Grant" means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization or, if there is no such date, the date indicated on the applicable Agreement.

1.12"Disaffiliation" means a Subsidiary's ceasing to be a Subsidiary for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary) or a sale of a division of the Company.

1.13"Eligible Individuals" mean directors, officers and employees of the Company or any of its Subsidiaries who are or will be responsible for or contribute to the management, growth or profitability of the business of the Company or any of its Subsidiaries.

1.14"Exchange Act" means the Securities Exchange Act of 1934, as amended.

1.15"Exercise Price" means the price per share for Common Stock that may be purchased upon the exercise of an Option or the price at which a SAR may be exercised; provided,  however, that the Exercise Price per share may not be less than the Fair Market Value of the Common Stock that may be purchased on the Date of Grant.

1.16"Fair Market Value" on any relevant date means the closing sales price of a share of Common Stock on such date on the Applicable Exchange, or, if the Common Stock is not so listed or admitted to trading, the average of the per share closing bid price and per share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System ("Nasdaq") or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to shares on such date, the Fair Market Value shall be the value established by the Board in good faith and in accordance with Section 409A of the Code and, in the case of an Incentive Stock Option, Section 422 of the Code.

1.17"Full-Value Grant" means any Award other than an Option or SAR.

1.18"Incentive Stock Option" means an Option that is intended to qualify as an "incentive stock option" under Section 422 of the Code.

1.19"Non-Qualified Stock Option" means an Option other than an Incentive Stock Option.

1.20"Option" means an instrument that entitles the holder to purchase from the Company a stated number of shares of Common Stock at a designated Exercise Price.

1.21"Other Stock-Based Award" means Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including (without limitation) unrestricted stock, dividend equivalents, and convertible debentures.

1.22"Participant" means an Eligible Individual who has received an Award.

1.23"Performance Goals" means the performance goals established by the Committee in connection with the grant of Awards. In the case of Qualified Performance-Based Awards, (i) such goals shall be based on the attainment of specified levels of one or more of the following measures: stock price, earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization), prescribed rating, earnings per share, operating earnings per share, return on equity, return on assets or operating assets, percentage of non-performing assets, asset quality, level of classified assets, net interest margin, loan portfolio growth, efficiency ratio, deposit portfolio growth, liquidity, market share, objective customer service measures or indices, economic value added, shareholder value added, embedded value added, combined ratio, pre- or after-tax income, net income, cash flow (before or after dividends), cash flow per share (before or after dividends), gross margin, risk-based capital, revenues, revenue growth, return on capital (including return on total capital or return on invested capital), cash flow return on investment, cost control, gross profit, operating profit, cash generation, unit volume, sales, asset quality, cost saving levels, market-spending efficiency, core non-interest income or change in working capital, in each case with respect to the Company or any one or more Subsidiaries, divisions, business units or business segments thereof, either in absolute terms or relative to the performance of one or more other companies (including an index covering multiple companies) and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code.

1.24"Performance Period" means that period established by the Committee at the time any Performance Unit is granted or at any time thereafter during which any Performance Goals specified by the Committee with respect to such Award are to be measured.

1.25"Performance Unit" means any Award granted under Article IX of this Plan of a unit valued by reference to a designated amount of cash or property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such Performance Goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

1.26"Plan" means the South State Corporation Omnibus Stock and Performance Plan.

1.27"Qualified Performance-Based Award" means an Award intended to qualify for the Section 162(m) Exemption, as provided in Article XII, of this Plan.

1.28"Restricted Stock" means an Award granted pursuant to Article VII of this Plan.

1.29"Restricted Stock Unit" has the meaning set forth in Article VIII of this Plan.

1.30"Rule 16b-3" means Rule 16b-3, as promulgated by the Securities and Exchange Commission under Section 16(b) of the Exchange Act, or any successor rule or regulation.

1.31"Section 162(m) Exemption" means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

1.32"SAR" means a stock appreciation right that entitles the Participant to receive, in cash, Common Stock or a combination thereof, value equal to (or otherwise based on) the difference between (i) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise, and (ii) the Exercise Price for such shares as established by the Committee.

1.33"Securities Broker" means the registered securities broker acceptable to the Company who agrees to effect the cashless exercise of an Option pursuant to this Plan.

1.34"Share" means a share of Common Stock.

1.35"Subsidiary" means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

ARTICLE II
PURPOSES

        This Plan has been established to attract and retain Eligible Individuals, to motivate Participants by means of appropriate incentives to achieve the goals of the Company, and to provide incentive compensation opportunities that are competitive with those of other similar companies. The Plan is intended to assist the Company in recruiting and retaining the services of Eligible Individuals by enabling them to participate in the future success and growth of the Company and to associate their interests with those of the Company and its shareholders.

ARTICLE III
ADMINISTRATION

3.1Committee. The Plan shall be administered by the Committee, which shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board. Subject to the terms and conditions of this Plan, the Committee shall have plenary authority to grant Awards to Eligible Individuals pursuant to the terms of the Plan. Among other things, the Committee shall have the authority, subject to the terms of the Plan, to take the following actions:

(a)	select the Eligible Individuals who shall receive Awards;

(b)	determine the number of Shares to be covered by each Award;

(c)

approve the form of any Agreement and determine the terms and conditions of any Award made hereunder, including, but not limited to, the Exercise Price, any vesting conditions, restrictions or limitations and any vesting acceleration, based on such factors as the Committee shall determine;

(d)

modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including, but not limited to, Performance Goals; provided,  however, that the Committee may not adjust upwards the amount payable with respect to any Qualified Performance-Based Award;

(e)	determine to what extent and under what circumstances Common Stock and other amount payable with respect to an Award shall be deferred;

(f)	determine under what circumstances an Award may be settled in cash, Shares, other property or a combination of the foregoing;

(g)	adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(h)	interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Agreement relating thereto) and to otherwise supervise the administration of the Plan; and

(i)	otherwise administer this Plan.

Notwithstanding the foregoing, the Committee may not, without shareholder approval, reprice any outstanding Option or SAR by reducing the Exercise Price thereof or canceling such Award in exchange for cash, other Awards or Options or SAR with an Exercise Price that is less than the Exercise Price of the pre-cancellation Option or SAR.

3.2Procedures.

(a)

The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange and subject to Section 12.3, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

(b)

Any authority granted to the Committee may be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

3.3Discretion of the Committee. Any determination made by the Committee with respect to any Award shall be made in the sole discretion of the Committee at the time of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be binding and conclusive on all persons, including the Company, the Participants and Eligible Individuals.

ARTICLE IV
TERMS OF AWARDS

4.1Eligibility. Any Eligible Individual may receive one or more Awards as determined by the Committee.

4.2Awards. Each Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee shall specify the number of Shares subject to each Award and the Exercise Price (if applicable). All Awards granted under this Plan shall be evidenced by Agreements which shall be subject to applicable provisions of this Plan and to such other provisions as the Committee may adopt. The effectiveness of an Award shall be subject to the Agreement's being signed by the Company and the Participant receiving the Award unless otherwise provided in the Agreement. Agreements may be amended only in accordance with Section 14.6 hereof.

4.3Nontransferability. In addition to any other restrictions set forth in this Plan or imposed by the Committee, all Awards shall be nontransferable except by will or by the laws of descent and distribution. At the discretion of the Committee, an Award may be forfeited immediately upon such instrument becoming subject to any obligation or liability of the Participant or any lien, charge or encumbrance.

ARTICLE V
STOCK SUBJECT TO PLAN

5.1Plan Maximums. The total number of Shares available for delivery pursuant to Awards granted under this Plan is 1,684,000. Delivery of Shares pursuant to a Full-Value Grant shall reduce the number of Shares available for delivery pursuant to Awards under this Plan by 2.06 times the number of Shares delivered pursuant to such Full-Value Grant, and delivery of Shares pursuant to an Option or SAR shall reduce the number of Shares available under this Plan by one Share for each such Share delivered. The maximum number of Shares that may be granted pursuant to Options intended to be Incentive Stock Options shall be 1,684,000 Shares. Such maximum numbers of shares of Common Stock is subject to adjustment as provided in Article XI.

5.2Individual Limits. No Participant may be granted Qualified Performance-Based Awards (other than Options and SARs) covering in excess of 100,000 Shares during any calendar year. No Participant may be granted Options and SARs covering in excess of 200,000 Shares during any calendar year.

Notwithstanding any provisions to the contrary in this Plan, no participant who is a non-employee director of the Company may be granted Awards with an aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) for any single calendar year beginning on or after January 1, 2017 in excess of $200,000; provided, however, that the limitation described in this sentence shall be determined without regard to Awards granted to a non-employee director in a capacity other than as a non-employee director of the Company.

5.3Rules for Calculating Shares Delivered. To the extent that any Award is forfeited, terminates or fails to vest before the Participant receives the full and unrestricted benefits of ownership of the underlying Common Stock (other than voting rights and the right to receive dividends with respect to Restricted Stock), or if any Option or SAR terminates without being exercised or any Award is settled for cash, the Shares subject to such Awards not delivered as a result thereof shall again be available for issuance in connection with other Awards under the Plan. If the Exercise Price of any Option or SAR and/or if the tax withholding obligations relating to any Award are satisfied by delivering Shares (either actually or through attestation) or withholding Shares relating to such Award, the gross number of Shares subject to the Award shall nonetheless be deemed to have been granted for purposes of the first sentence of Section 5.1.

ARTICLE VI
OPTIONS AND STOCK APPRECIATION RIGHTS

6.1Grants. The Committee may designate Eligible Individuals to whom Options or SARs may be granted and will specify the number of Shares covered by the Options or SARs and the Exercise Price thereof in the applicable Agreement. An Option may be granted with or without a related SAR. A SAR may be granted with or without a related Option.

6.2Incentive Stock Options and Non-Qualified Stock Options. The Committee shall designate at the time an Option is granted, and the applicable Agreement shall indicate, whether the Option is intended to be treated as an Incentive Stock Option or a Non-Qualified Stock Option. No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option under Section 422 of the Code, and any such Option that fails to so qualify as an Incentive Stock Option shall be treated as a Non-Qualified Stock Option. For purposes of determining the applicability of Section 422 of the Code, or in the event that the terms of any Option provide that it may be exercised only during employment or within a specified period of time after termination of service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

6.3Additional Rules for Incentive Stock Options. Notwithstanding anything contained herein to the contrary, no Option which is intended to qualify as an Incentive Stock Option may be granted to an Eligible Employee who at the time of such grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless at the time such Option is granted the Exercise Price is at least 110% of the Fair Market Value of a Share and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted. In addition, the aggregate Fair Market Value of the Shares (determined at the time the Option to acquire Shares is granted) for which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year, under all of the incentive stock option plans of the Company and of any Subsidiary, may not exceed $100,000. To the extent an Option that by its terms was intended to be an Incentive Stock Option exceeds this $100,000 limit, the portion of the Option in excess of such limit shall be treated as a Non-Qualified Stock Option.

6.4Vesting. The Committee may prescribe that a Participant's rights in Options or SARs shall be forfeitable or otherwise restricted for a period of time and/or until certain financial performance objectives are satisfied as determined by the Committee in its sole discretion and set forth in the applicable Agreement.

6.5Exercise. The period in which an Option or SAR may be exercised shall be determined by the Committee on the Date of Grant, but no Option or SAR shall be exercisable after the expiration of 10 years from the Date of Grant of such Option or SAR. Subject to the terms of this Plan, a vested Option or SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine and as reflected in the corresponding Agreement; provided, however, that a SAR that is related to an Option may be exercised only to the extent that the related Option is exercisable and when the Fair Market Value per Share exceeds the Exercise Price per Share of the related Option. A partial exercise of an Option or SAR shall not affect the right of the Participant thereafter to exercise the Option or SAR from time to time in accordance with the Plan and the corresponding Agreement with respect to remaining Shares subject to the Option or SAR. The exercise of an Option shall result in the termination of a related SAR to the extent of the number of Shares with respect to which the Option is exercised, and the exercise of a SAR shall result in the termination of a related Option to the extent of the number of Shares with respect to which the SAR is exercised.

6.6Method of Exercise. Subject to the provisions of this Article VI, vested Options and vested SARs may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of Shares subject to the Option or SAR to be purchased. In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the aggregate purchase price (which shall equal the product of such number of Shares subject to such Options multiplied by the applicable Exercise Price) by certified or bank check or such other instrument or process as the Committee may permit in its sole discretion. If approved by the Committee, payment in full or in part may be made as follows:

(a)

In the form of unrestricted Shares (by delivery of such Shares or by attestation) already owned by the Participant of the same class as the Common Stock subject to the Option (based on the Fair Market Value of the Common Stock on the date the Option is exercised); provided,  however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Common Stock of the same class as the Common Stock subject to the Option may be authorized only at the time the Option is granted;

(b)

To the extent permitted by applicable law, by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested, by the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms; or

(c)By instructing the Company to withhold a number of such shares having a Fair Market Value (based on the Fair Market Value of the Common Stock on the date the applicable Option is exercised) equal to the product of (A) the Exercise Price multiplied by (B) the number of Shares in respect of which the Option shall have been exercised.

6.7Delivery; Shareholder Rights. No Shares will be delivered pursuant to the exercise of an Option until the Exercise Price therefor has been fully paid and applicable taxes have been withheld. No Participant shall have any rights as a shareholder with respect to Shares subject to an Option or a SAR until such Option or SAR is exercised and such Shares are issued.

6.8Dividends and Dividend Equivalents. Dividends and dividend equivalents shall not be paid or accrued on Options or SARs, and provided further with respect to any Full-Value Grant Award that is subject to Performance Goals, will only be paid to the Participant upon vesting of the underlying Full-Value Grant Award.

ARTICLE VII
RESTRICTED STOCK

7.1Administration. Shares of Restricted Stock are actual Shares issued to a Participant and may be awarded alone or in addition to other Awards granted under this Plan. The Committee may designate Eligible Individuals to whom an Award of Restricted Stock is to be made, will specify the number of Shares covered by such Award, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards in the applicable Agreement, in addition to those contained in Section 7.3.

7.2Awards and Certificates. Awards shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Restricted Stock shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

"The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the South State Corporation 2012 Stock Incentive Plan and the applicable Agreement, dated as of            ,            . Copies of such Plan and Agreement are on file at the offices of South State Corporation, 520 Gervais St., Columbia, SC 29201."

7.3Terms and Conditions. Shares or Restricted Stock shall be subject to the following terms and conditions and such other terms and conditions as are set forth in the applicable Agreement (including the vesting or forfeiture provisions applicable upon a termination of service):

(a)

The Committee shall, prior to or at the time of grant, condition (A) the vesting of an Award of Restricted Stock upon the continued service of the applicable Participant, or (B) the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee conditions the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate an Award of Restricted Stock as a Qualified Performance-Based Award. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each Participant.

(b)

Subject to the provisions of this Plan and the applicable Agreement, during the period, if any, set by the Committee, commencing with the Date of Grant of such Restricted Stock Award for which such vesting restrictions apply (the "Restriction Period"), and until the expiration of the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock.

(c)Subject to the provisions of the applicable Agreement, if and when any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Shares of Restricted Stock for which legended certificates have been issued, unlegended certificates for such Shares shall be delivered to the Participant upon surrender of the legended certificates.

7.4Shareholder Rights. Prior to the time that Shares of Restricted Stock have fully vested and become transferable, a Participant shall have all rights of a shareholder with respect to such Shares of Restricted Stock, including the right to receive dividends (which, with respect to Shares of Restricted Stock that are subject to Performance Goals, will only be paid to the Participant when such Shares of Restricted Stock relating to the dividend vest) and vote the Shares; provided,  however, that (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of such Shares of Restricted Stock, (ii) the Company shall retain custody of the certificates evidencing such Shares of Restricted Stock, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Award of Restricted Stock.

ARTICLE VIII
RESTRICTED STOCK UNITS

8.1Award. Restricted stock units and deferred share rights (together, "Restricted Stock Units") are awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, in an amount in cash, Shares, or a combination of both, based upon the Fair Market Value of a specified number of Shares.

8.2Terms and Conditions. Restricted Stock Units shall be subject to the following terms and conditions and such other terms and conditions as are set forth in the applicable Agreement (including the vesting or forfeiture provisions applicable upon a termination of service):

(a)

The Committee shall, prior to or at the time of grant, condition (A) the vesting of Restricted Stock Units upon the continued service of the applicable Participant, or (B) the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee conditions the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate the Restricted Stock Units as a Qualified Performance-Based Award. The conditions for grant or vesting and the other provisions of Restricted Stock Units (including without limitation any applicable Performance Goals) need not be the same with respect to each Participant. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest, or at a later time specified by the Committee in the applicable Agreement, or, if the Committee so permits, in accordance with an election of the Participant.

(b)

Subject to the provisions of this Plan and the applicable Agreement, during the Restriction Period, if any, set by the Committee, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

8.3Shareholder Rights. A Participant who has received an Award of Restricted Stock Units shall have no rights as a shareholder with respect to such Restricted Stock Units. However, an Agreement with respect to Restricted Stock Units may provide for the crediting of a Participant's Restricted Stock Unit account with cash or stock dividends declared with respect to the Common Stock represented by such Restricted Stock Unit.

ARTICLE IX
PERFORMANCE UNITS

Performance Units may be issued hereunder to Eligible Individuals, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under this Plan. The Performance Goals to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Unit. The Committee may, in connection with the grant of Performance Units, designate them as Qualified Performance-Based Awards. The conditions for grant or vesting and the other provisions of Performance Units (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. Performance Units may be paid in cash, Shares, other property or any combination thereof, in the sole discretion of the Committee as set forth in the applicable Agreement. The maximum value of the property, including cash, which may be paid or distributed to any Participant pursuant to a grant of Performance Units made in any one calendar year shall be $2,500,000.

ARTICLE X
OTHER STOCK-BASED AWARDS; CASH AWARDS

10.1Other Stock-Based Awards. Other Stock-Based Awards may be granted either alone or in conjunction with other Awards granted under this Plan.

10.2Cash Awards. The Committee may grant cash awards ("Cash Awards") to any Participant. The Committee shall determine the terms and conditions of such Cash Awards, including, without limitation, performance criteria which must be satisfied and the applicable Performance Period, if any. The maximum value of Cash Awards that may be paid or payable to any Participant in one calendar year shall be $2,500,000.

ARTICLE XI
ADJUSTMENT UPON CHANGE IN COMMON STOCK

11.1Adjustment. In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company's direct or indirect ownership of a Subsidiary (including by reason of a Disaffiliation), or similar event affecting the Company or any of its Subsidiaries (each, a "Corporate Transaction"), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (a) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan; (b) the various maximum limitations set forth in Article V upon certain types of Awards and upon the grants to individuals of certain types of Awards; (c) the number and kind of Shares or other securities subject to outstanding Awards; and (d) the Exercise Price of outstanding Awards. In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company, or a Disaffiliation, separation or spinoff, in each case without consideration, or other extraordinary dividend of cash or other property to the Company's shareholders (each, a "Share Change"), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan; (ii) the various maximum limitations set forth in Article V upon certain types of Awards and upon the grants to individuals of certain types of Awards; (iii) the number and kind of Shares or other securities subject to outstanding Awards; and (iv) the Exercise Price of outstanding Awards. In the case of Corporate Transactions, such adjustments may include, without limitation, (A) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which shareholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or SAR shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the Exercise Price of such Option or SAR shall conclusively be deemed valid); (B) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (C) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary or division or by the entity that controls such Subsidiary or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities). The Committee may adjust the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company's financial statements, notes to the financial statements, management's discussion and analysis or other the Company's filings with the Securities and Exchange Commission, provided that in the case of Performance Goals applicable to any Qualified Performance-Based Awards, such adjustment does not violate Section 162(m) of the Code.

11.2Section 409A of the Code; Incentive Stock Options. Notwithstanding the foregoing: any adjustments made pursuant to Section 11.1 to (a) Incentive Stock Options shall be made in accordance with Section 424(h) of the Code unless the Committee determines otherwise; (b) Awards that are considered "deferred compensation" within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; and (c) Awards that are not considered "deferred compensation" subject to Section 409A of the Code shall be made in such a manner as intended to ensure that after such adjustments, either (i) the Awards continue not to be subject to Section 409A of the Code or (ii) there does not result in the imposition of any penalty taxes under Section 409A of the Code in respect of such Awards.

ARTICLE XII
QUALIFIED PERFORMANCE-BASED AWARDS;
SECTION 16(B)

12.1The provisions of this Plan are intended to ensure that all Options and SARs granted hereunder to any Participant who is or may be a "covered employee" (within the meaning of Section 162(m)(3) of the Code) in the tax year in which such Option or SAR is expected to be deductible to the Company qualify for the Section 162(m) Exemption, and, unless otherwise determined by the Committee, all such Awards shall therefore be considered Qualified Performance-Based Awards and this Plan shall be interpreted and operated consistent with that intention (including, without limitation, to require that all such Awards be granted by a committee composed solely of members who satisfy the requirements for being "outside directors" for purposes of the Section 162(m) Exemption ("Outside Directors")). When granting any Award other than an Option or SAR, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that (i) the recipient is or may be a "covered employee" (within the meaning of Section 162(m)(3) of the Code) with respect to such Award, and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption, and the terms of any such Award (and of the grant thereof) shall be consistent with such designation (including, without limitation, that all such Awards be granted by a committee composed solely of Outside Directors). To the extent required to comply with the Section 162(m) Exemption, no later than 90 days following the commencement of a Performance Period or, if earlier, by the expiration of 25% of a Performance Period, the Committee will designate one or more Performance Periods, determine the Participants for the Performance Periods and establish the Performance Goals for the Performance Periods.

12.2Each Qualified Performance-Based Award (other than an Option or SAR) shall be earned, vested and/or payable (as applicable) upon the achievement of one or more Performance Goals, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate.

12.3The full Board shall not be permitted to exercise authority granted to the Committee to the extent that the grant or exercise of such authority would cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption.

12.4The provisions of this Plan are intended to ensure that no transaction under this Plan is subject to (and not exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act ("Section 16(b)"). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

ARTICLE XIII
COMPLIANCE WITH LAW AND
APPROVAL OF REGULATORY BODIES

No Award shall be exercisable, no Common Stock shall be issued, no certificates for Shares shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable Federal and state laws and regulations (including, without limitation, withholding tax requirements) and the rules of any Applicable Exchange. The Company may rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which an Award is exercised or issued may bear such legends and statements as the Committee may deem advisable to assure compliance with Federal and state laws and regulations. No Award shall be exercisable (to the extent applicable), no Common Stock shall be issued, no certificate for Shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE XIV
GENERAL PROVISIONS

14.1Limitations on Participant Rights. Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Common Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guaranty that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person. The Plan does not constitute a contract of employment, and selection as a Participant shall not give such Participant the right to be retained in the employ of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

14.2Tax Withholding. All issuances, payments and distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of Shares which the Participant already owns, or through the surrender of Shares to which the Participant is otherwise entitled under the Plan.

14.3Unfunded Plan. No Award issued or made hereunder, to the extent it requires the payment of cash, shall be required to be funded prior to being due and payable, and the Company shall not be required to segregate any assets that may at any time be represented by an Award under this Plan.

14.4Change of Control. Unless otherwise determined by the Committee, immediately prior to consummation of a Change of Control, (i) all outstanding Options and SARs shall become fully vested and exercisable and (ii) all restrictions on any Restricted Stock, Restricted Stock Units, Cash Awards or Other Stock-Based Awards that are not subject to Performance Goals shall lapse, and such Awards shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant and (iii) all restrictions on any Restricted Stock, Restricted Stock Units, Cash Awards or Other Stock-Based Awards that are subject to Performance Goals shall lapse, and such Awards shall become free of all restrictions and become fully vested and transferable, in each case, to the extent set forth in the applicable Agreement. The Committee shall, in its sole and absolute discretion, establish such terms and conditions as may be required to permit a Participant to exercise an Option or SAR that shall terminate in connection with a Change of Control.

14.5Rules of Construction. Headings are given to the articles and sections of this Plan for ease of reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

14.6Amendment. The Board or the Committee may amend or terminate this Plan at any time and from time to time; provided,  however, that no amendment may become effective until shareholder approval is obtained if (a) the amendment would permit the Company to reprice any outstanding Option or SAR (by reducing the Exercise Price thereof or canceling such Award in exchange for cash, other Awards or Options or SAR with an Exercise Price that is less than the Exercise Price of the pre-cancellation Option or SAR) (b) such approval is required by applicable law or the listing standards of the Applicable Exchange as in effect as of or after the date hereof, (c) the amendment materially increases the aggregate number of Shares that may be issued pursuant to Awards, (d) the amendment materially increases the benefits to Participants under the Plan, or (e) the amendment materially changes the class of Eligible Individuals. In addition, no amendment of this Plan may become effective until shareholder approval is obtained if such approval is required by the rules and regulations of the stock exchange or market on which Shares are then traded or by applicable law (including the Code). No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any Award outstanding at the time such amendment is made, except such an amendment made to comply with applicable law, including without limitation Section 409A of the Code, to qualify for the exemption provided by Rule 16b-3, Applicable Exchange listing requirements, accounting rules or to qualify for the exemption provided by Rule 16b-3. No amendment shall be made if it would disqualify Awards under the Plan from the exemption provided by Rule 16b-3. The Committee may amend the terms of any Award theretofore issued under this Plan, prospectively or retrospectively, and include in such amendment the right of the Company to pay a Participant cash in lieu of shares of Common Stock upon the termination (by exercise or otherwise) or settlement of an Award, but no such amendment shall impair the rights of any Participant without the Participant's consent except such an amendment made to cause the Plan, or any Award, to qualify for the exemption provided by Rule 16b-3.

14.7Effective Date. The Plan shall become effective when adopted by the Board, but the effectiveness of each Award made or issued prior to the approval of this Plan by the Company's shareholders shall be contingent on such shareholder approval. Additionally, no Incentive Stock Option shall be deemed to have been granted unless and until this Plan is approved by the Company's shareholders.

14.8Governing Law and Interpretation. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of South Carolina, without reference to principles of conflict of laws.

14.9Duration of Plan. No Award may be issued under this Plan before April 24, 2012, or after April 24, 2022 (the "Expiration Date"). All Awards outstanding as of the Expiration Date shall continue to have full force and effect in accordance with the provisions of this Plan and the documents evidencing such Awards.

14.10Section 409A of the Code. The Plan is intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and, with respect to amounts that are subject to Section 409A of the Code, it is intended that this Plan be administered in all respects in accordance with Section 409A of the Code. Each payment under any Award shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award. Notwithstanding any provision of this Plan or any Agreement to the contrary, in the event that a Participant is a "specified employee" within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Company), amounts that constitute "nonqualified deferred compensation" within the meaning of Section 409A of the Code that would otherwise be payable during the six-month period immediately following a Participant's "separation from service" shall instead be paid or provided on the first business day following the date that is six months following the Participant's "separation from service." If the Participant dies following the "separation from service" and prior to the payment of any amounts delayed on account of Section 409A of the Code, such amounts shall be paid to the personal representative of the Participant's estate within 30 days following the date of the Participant's death.

. Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on April 20, 2017. Vote by Internet • Go to www.envisionreports.com/SSB • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommends a vote FOR all nominees, and FOR Proposal 2, 3, 4 and 5. 1. Election of Directors: + For Withhold For Withhold For Withhold 01 - Robert R. Hill, Jr. 02 - Paula Harper Bethea 03 - Martin B. Davis 04 - Thomas J. Johnson 05 - Grey B. Murray For Against Abstain 1 Year 2 Years 3 Years Abstain 2. Proposal to conduct an advisory vote on the compensation of the Company’s named executive officers (this is a non-binding, advisory vote; the Board of Directors unanimously recommends that you vote “FOR” this proposal); 3. Proposal to conduct an advisory vote on the frequency of future advisory votes on compensation of the Company’s named executive officers (this is a non-binding, advisory vote; the Board of Directors unanimously recommends that you vote for the option of “ANNUALLY” in this proposal); 5. Proposal to ratify, as an advisory, non-binding vote, the appointment of Dixon Hughes Goodman LLP, Certified Public Accountants, as independent registered public ForAgainst Abstain 4. Proposal to consider approval of the 2012 Omnibus Stock and Performance Plan, as amended and restated, to re-approve the performance goals under the Plan and include a limit on non-employee director equity compensation payable under the Plan (Board of Directors unanimously recommends that you vote “FOR” this proposal); and accounting firm for the Company for the fiscal year ending December 31, 2017 (Board of Directors unanimously recommends that you vote “FOR” this proposal). B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. + 1 P C F 02ITFC Annual Meeting Proxy Card X IMPORTANT ANNUAL MEETING INFORMATION

. Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting The proxy statement and 2016 Annual Report to Shareholders (which includes our 2016 Annual Report on Form 10-K) are available at http://www.envisionreports.com/SSB. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — South State Corporation + This Proxy is Solicited on Behalf of the Board of Directors for the 2017 Annual Meeting of Shareholders William C. Bochette, III and John C. Pollok, and each of them, with full power of substitution, are hereby appointed as agent(s) of the undersigned to vote as proxies all of the shares of Common Stock of South State Corporation held of record by the undersigned on the record date at the annual meeting of shareholders to be held on April 20, 2017, and at any adjournment thereof. YOUR VOTE IS IMPORTANT Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope. THE PROXIES WILL BE VOTED AS INSTRUCTED. IF NO CHOICE IS INDICATED WITH RESPECT TO A MATTER WHERE A CHOICE IS PROVIDED, THIS PROXY WILL BE VOTED “FOR” SUCH MATTER. (Items to be voted appear on the reverse.) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. + IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.